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                                                                     Exhibit 2.1



                               LANDEC CORPORATION



                               AGREEMENT AND PLAN

                                    OF MERGER

                             AND PURCHASE AGREEMENT



                                NOVEMBER 29, 1999





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

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----

1.     Definitions................................................................................................2

       1.1      Definitions.......................................................................................2

2.     Merger, Sale and Purchase..................................................................................4

       2.1      Merger............................................................................................4
       2.2      Purchase and Sale.................................................................................6
       2.3      Escrow Consideration..............................................................................7
       2.4      Adjustment to Purchase Price......................................................................7
       2.5      Earn-Out..........................................................................................8
       2.6      Secondary Partner Earn-Out.......................................................................12
       2.7      Allocation of Purchase Price.....................................................................13
       2.8      Transaction Taxes................................................................................13

3.     Closing...................................................................................................13

       3.1      Closing..........................................................................................13
       3.2      Actions at the Closing...........................................................................14
       3.3      Post-Closing Actions.............................................................................14

4.     Representations and Warranties of the Target Companies and Partners.......................................15

       4.1      Organization, Standing and Power.................................................................15
       4.2      Authority........................................................................................15
       4.3      Execution and Binding Effect.....................................................................16
       4.4      Consents and Approvals of Governmental Entities..................................................16
       4.5      No Violation.....................................................................................16
       4.6      Capital Structure................................................................................16
       4.7      Consents.........................................................................................17
       4.8      Financial Information............................................................................17
       4.9      Absence of Certain Changes.......................................................................17
       4.10     Title to Property................................................................................19
       4.11     Intellectual Property............................................................................19
       4.12     Inventories......................................................................................20
       4.13     Accounts Receivable..............................................................................20
       4.14     Licenses and Permits.............................................................................20
       4.15     Liabilities Generally; No Undisclosed Liabilities................................................21
       4.16     Warranties and Indemnities.......................................................................21
       4.17     Employees........................................................................................21
       4.18     Employee Benefit Plans...........................................................................22
       4.19     Taxes............................................................................................24
       4.20     Compliance with Law..............................................................................26
       4.21     Environmental Matters............................................................................26


                                      -ii-

       4.22     Products.........................................................................................29
       4.23     Product Liability................................................................................29
       4.24     Litigation; Other Claims.........................................................................29
       4.25     Defaults.........................................................................................30
       4.26     Brokers and Finders..............................................................................30
       4.27     Insurance........................................................................................30
       4.28     Restrictions on Business Activities..............................................................30
       4.29     Minute Books.....................................................................................30
       4.30     Customers and Suppliers..........................................................................30
       4.31     Related Parties..................................................................................31
       4.32     Real Property....................................................................................31
       4.33     Contracts........................................................................................32
       4.34     Representations Complete.........................................................................35

5.     Certain Shareholder Representations.......................................................................35

       5.1      Restricted Shares; Rules 144 and 145.............................................................35
       5.2      Experience.......................................................................................35
       5.3      Investment.......................................................................................36
       5.4      Public Market; No Federal or State Approval......................................................36
       5.5      Access to Data...................................................................................36

6.     Representations and Warranties of Landec and New Apio.....................................................36

       6.1      Organization.....................................................................................36
       6.2      Authority........................................................................................36
       6.3      Execution and Binding Effect.....................................................................37
       6.4      Consent and Approvals............................................................................37
       6.5      No Violation.....................................................................................37
       6.6      Access to Data...................................................................................37
       6.7      SEC Filings; Financial Statements................................................................38
       6.8      Status of Shares.................................................................................39

7.     Covenants.................................................................................................39

       7.1      Access to Information............................................................................39
       7.2      Third Party Consents.............................................................................39
       7.3      Certain Notifications............................................................................39
       7.4      Efforts to Close.................................................................................40
       7.5      Target Companies' Conduct of the Business Prior to Closing.......................................40
       7.6      No Other Bids....................................................................................41
       7.7      Section 338(h)(10) Elections.....................................................................42
       7.8      Additional Tax Matters...........................................................................42
       7.9      Post-Closing Access to Information...............................................................44
       7.10     Post-Closing Cooperation.........................................................................44
       7.11     Public Announcements.............................................................................45
       7.12     Post-Closing Actions.............................................................................45
       7.13     Collection of Accounts Receivable................................................................45


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

       7.14     Release of Guarantees............................................................................45
       7.15     No Disparagement.................................................................................46
       7.16     Form S-8.........................................................................................46
       7.17     APS 46

8.     Conditions to Landec's and New Apio's Obligations.........................................................46

       8.1      Representations and Warranties True; Performance; Certificate....................................46
       8.2      Consents.........................................................................................47
       8.3      No Proceedings or Litigation.....................................................................47
       8.4      Documents........................................................................................47
       8.5      Governmental Filings.............................................................................47
       8.6      Legal Opinion....................................................................................48
       8.7      Shareholder Approval.............................................................................48
       8.8      Availability of Target Companies' Representative.................................................48
       8.9      Additional Agreements............................................................................48
       8.10     Termination of Related Party Debt................................................................48
       8.11     Guarantee Release and Indemnification............................................................48
       8.12     Transfer of Ownership in Unacquired Parties......................................................48
       8.13     FIRPTA Matters...................................................................................48
       8.14     Tax Opinion......................................................................................49

9.     Conditions to Target Companies' and Partners' Obligations.................................................49

       9.1      Representations and Warranties True; Performance.................................................49
       9.2      Consents.........................................................................................49
       9.3      No Proceeding or Litigation......................................................................49
       9.4      Governmental Filings.............................................................................50
       9.5      Legal Opinion....................................................................................50
       9.6      Additional Agreements............................................................................50
       9.7      Intellipac Contribution..........................................................................50

10.    Escrow and Indemnification................................................................................50

       10.1     Survival of Representations and Warranties.......................................................50
       10.2     Indemnification by Partners......................................................................50
       10.3     Escrow Period....................................................................................52
       10.4     Method of Asserting Claims.......................................................................53
       10.5     Notice of Claim..................................................................................53

11.    Landec Stock..............................................................................................54

       11.1     Registration Requirements........................................................................54

12.    Termination...............................................................................................58

       12.1     Termination of Agreement.........................................................................58
       12.2     Procedure for Termination........................................................................58
       12.3     Fees and Expenses................................................................................59


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

13.    Miscellaneous.............................................................................................59

       13.1     Amendments and Waivers...........................................................................59
       13.2     Arbitration......................................................................................59
       13.3     Successors and Assigns...........................................................................59
       13.4     Governing Law....................................................................................59
       13.5     Counterparts.....................................................................................59
       13.6     Titles and Subtitles.............................................................................59
       13.7     Notices..........................................................................................60
       13.8     Severability.....................................................................................60
       13.9     Entire Agreement.................................................................................60
       13.10    Advice of Legal Counsel..........................................................................60
       13.11    Landec Payment Obligations.......................................................................60

EXHIBITS AND SCHEDULES

Exhibit A             -    Escrow Agreement
Exhibit B-1           -    Opinion of McCutchen, Doyle, Brown & Enersen, LLP
Exhibit B-2           -    Opinion of Orrick, Herrington & Sutcliffe LLP
Exhibit C             -    Tompkins Employment Agreement
Exhibit D             -    Intellipac Contribution Agreement
Exhibit E             -    Grower Agreements
Exhibit F             -    Murphy Employment Agreement

Target Company Disclosure Schedule

Schedule 1.1(a)       -    1998 Balance Sheet
Schedule 1.1(d)       -    Geneva Report
Schedule 1.1(l)       -    Governmental Authorizations
Schedule 1.1(s)       -    Mexico Grower Receivables
Schedule 1.1(w)       -    Rodgers Grower Receivables
Schedule 2.1(c)       -    Allocation of Merger Consideration
Schedule 2.2(i)       -    Allocation of Earn-Out Consideration to Partners of APS
Schedule 2.2(ii)      -    Allocation of Consideration for Pacific West Produce Marketing, Inc.
Schedule 2.2(iii)     -    Allocation of Consideration for Cal Ex Trading Company, Inc.
Schedule 2.2(iv)      -    Allocation of Consideration for South Coast Paper Company, Inc.
Schedule 2.3(a)       -    Allocation of Purchase Price Reserve
Schedule 2.3(c)       -    Allocation of Escrow Shares
Schedule 2.6          -    Secondary Partner Deferred Payments
Schedule 2.7          -    Adjustment Amount to the Partners
Schedule 2.8(a)       -    Payment by Apio to Partners for Mexico Grower Receivables
Schedule 2.8(b)       -    Payment by Apio to Partners for Rodgers Grower Receivable
Schedule 4.33(e)      -    Permitted Liens
Schedule 4.4          -    Government Consents


                                      -v-

Schedule 4.5          -    No Violation
Schedule 4.6          -    Shareholders and Partners of the Target Companies
Schedule 4.7          -    Required Consents
Schedule 4.10         -    Properties
Schedule 4.11         -    Intellectual Property
Schedule 4.15         -    Liabilities
Schedule 4.16         -    Warranties and Indemnities
Schedule 4.17         -    Existing Employment Agreements
Schedule 4.18         -    Benefit Plans
Schedule 4.19         -    S-Corporation Election Dates and C-Corporation NOLs
Schedule 4.21         -    Environmental Permits
Schedule 4.23         -    Product Liability
Schedule 4.24         -    Litigation
Schedule 4.26         -    Brokers and Finders
Schedule 4.27         -    Insurance
Schedule 4.31.1       -    Related Party Ownership Interests
Schedule 4.31.2       -    Related Party Debts
Schedule 4.33         -    Contracts
Schedule 7.7          -    Tax Allocations
Schedule 7.14         -    Guarantees of Partners to be Released
Schedule 10.2         -    Pro Ratio Allocation

                          AGREEMENT AND PLAN OF MERGER

                             AND PURCHASE AGREEMENT


         This Agreement and Plan of Merger and Purchase Agreement (the "AGREEMENT") is entered into as of November 29, 1999 by and among Landec Corporation, a California corporation ("LANDEC"), Bush Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Landec ("NEW APIO"), Apio, Inc., a California corporation, South Coast Paper Company, Inc., a California corporation, Pacific West Produce Marketing, Inc., a California corporation, Cal Ex Trading Company, a California corporation, Apio Produce Sales, a California general partnership ("APS") and each of the respective shareholders or constituent partners of the foregoing entities as listed on SCHEDULE 4.6 hereto (collectively, the "PARTNERS"). Apio, Inc., South Coast Paper Company, Inc., Pacific West Produce Marketing, Inc. and Cal Ex Trading Company, Inc. are referred to herein collectively as the "ACQUIRED CORPORATIONS." The Acquired Corporations together with APS and Apio Cooling, a California limited partnership ("AC"), are referred to herein as the "TARGET COMPANIES."

                                    RECITALS

         Landec is in the business of manufacturing and distributing polymer-based packaging materials and New Apio is a wholly-owned subsidiary of Landec, formed specifically for the purpose of acquiring the Target Companies. The Target Companies conduct their respective businesses in a collective fashion so as to provide produce harvesting, packing, cooling and distribution services to their growers (collectively, the "BUSINESS"). Landec and New Apio desire to acquire from the Partners, and the Partners desire to sell or exchange, as the case may be, all of their ownership interests in the Acquired Corporations and APS in the transactions described in this Agreement. Each of the Partners has separately negotiated the consideration such Partner is entitled to receive in exchange for such Partner's interest in the Acquired Corporations and APS, with the result that the consideration to be received by the Partners will differ notwithstanding the fact that their ownership interests in the Acquired Corporations and APS may be identical.

         The Boards of Directors of Landec, New Apio and Apio, Inc. deem it advisable and in the best interests of their respective shareholders to approve and consummate the transaction provided for herein whereby New Apio would merge with Apio, Inc., with New Apio being the surviving corporation in the merger (the "MERGER"). It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.


                                    AGREEMENT

         In consideration of the mutual agreements, representations, warranties and covenants set forth below, Landec, New Apio, the Partners, APS and the Acquired Corporations agree as follows:

1.       DEFINITIONS.

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "1998 BALANCE SHEET" means the balance sheet of the Business audited by McGladrey & Pullen, LLP, and attached hereto as SCHEDULE 1.1(a) which includes the asset, liability and shareholders' equity accounts of the Business as a whole as of December 31, 1998.

                  (b) "AFFILIATE" means with respect to any Person, a Person directly or indirectly controlling or controlled by or under common control with such Person.

                  (c) "APS INTERESTS" means all general or limited partnership or other ownership interests, including any warrants, options, subscription rights or other rights to acquire any ownership interest in APS.

                  (d) "BUSINESS AS PROPOSED TO BE CONDUCTED" means, with respect to the Target Companies, the Business as contemplated in the Geneva Corporate Finance binder for Apio, Inc. and its Combined Affiliates marked as version "D" and attached hereto as SCHEDULE 1.1(d) (the "GENEVA REPORT"); PROVIDED, HOWEVER, that except as specifically incorporated by reference in Section 6.6 hereof, nothing in the Geneva Report shall constitute any kind of representation or warranty herein.

                  (e) "CLOSING" means the consummation of the transactions contemplated hereby on December 2, 1999.

                  (f) "CLOSING BALANCE SHEET" means the balance sheet of the Business, to be prepared by the Target Companies' Representative and his accountants, in cooperation with New Apio and its accountants, in accordance with the terms of Section 2.4 hereof, which will be prepared in accordance with GAAP, consistently applied, and which includes the asset, liability and shareholders' equity accounts of the Business as a whole as of the Closing Date.

                  (g) "CLOSING DATE" means November 29, 1999.

                  (h) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (j) "ESCROW AGENT" means Chase Manhattan Bank and Trust
Company.

                  (k) "GAAP" means generally accepted accounting principles of the United States as set forth by the Financial Accounting Standards Board, as consistently applied to the financial statements of the Business.

                  (l) "GOVERNMENTAL AUTHORIZATIONS" means the permits, authorizations, consents or approvals of any Governmental Entity which are a condition to the lawful consummation by the Target Companies of the transactions contemplated hereby listed on SCHEDULE 1.1(l) to this Agreement.

                  (m) "GOVERNMENTAL ENTITY" means any court, or any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality (domestic or foreign) or any securities exchange having jurisdiction over the parties hereto.

                  (n) "GROWER RECEIVABLES" means the accounts receivable of the Business and the grower advances made by the Business which are payable by the Growers.

                  (o) "GROWERS" means the persons or entities who are suppliers of fruit or vegetables to the Business.

                  (p) "INTELLECTUAL PROPERTY" means any patent rights, copyright rights, moral rights, trade secret rights, and any other intellectual property rights recognized by the law of the United States or the state of California, including without limitation, patents, patent applications, trademarks, trademark applications, service marks and copyright or mask work registrations

                  (q) "LIEN" means any mortgage, pledge, lien, security interest, option, covenant, condition, restriction, encumbrance, charge or other third-party claim of any kind.

                  (r) "MATERIAL ADVERSE EFFECT" with respect to a Person means any event, change or effect that is materially adverse to the condition (financial or otherwise), Properties, assets, liabilities, business, operations, results of operations, or Business as Proposed to be conducted of such Person and its Affiliates, taken as a whole.

                  (s) "MEXICO GROWER RECEIVABLES" means the Grower Receivables listed on SCHEDULE 1.1(s).

                  (t) "PERMITTED LIENS" means (i) the lien of current taxes, assessments or governmental charges not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the Properties subject thereto or affected thereby, or otherwise materially impair business operations involving such Properties of the type presently conducted thereon or the Business as Proposed to be conducted thereon, (iii) liens securing indebtedness for borrowed money(which includes capitalized leases) which are reflected on the 1998 Balance Sheet or SCHEDULE 4.33(e), (iv) materialmen's, mechanics, carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations of the Target Companies that are not overdue for a period of more than thirty (30) days, (v) pledges or deposits to secure obligations under worker's compensation laws or similar legislation or to secure public or statutory obligations which are reflected on the 1998 Balance Sheet or are incurred in the ordinary course of business consistent with past practice after the date thereof, or (vi) liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution.

                  (u) "PERSON" means an individual, corporation, partnership, association, trust, government or political subdivision or agent or instrumentality thereof, or other entity or organization.

                  (v) "RETURNS" shall mean all reports, estimates, declarations of estimated tax, information statements and returns required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

                  (w) "RODGERS GROWER RECEIVABLES" means the Grower Receivables listed on SCHEDULE 1.1(w).

                  (x) "TARGET COMPANIES' REPRESENTATIVE" means Nicholas
Tompkins.

                  (y) "TARGET COMPANY SECURITIES" means all shares of capital stock of the Acquired Corporations, all of the partnership interests of AC held by Apio, Inc., all of the APS Interests or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any shares of capital stock or other convertible securities of the Acquired Corporations, APS, or AC.

                  (z) "TAXES" means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (i) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income and profit taxes, franchise taxes, gross receipts taxes, sales and use taxes, ad valorem taxes, excise taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, real property gains taxes, transfer taxes, payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (ii) any liability for payment of amounts referred to in clause
(i) above as a result of being a member of any affiliated, consolidated, combined or unitary group, or (iii) any liability for amounts referred to in clauses (i) and (ii) above as a result of any obligations to indemnify another person.

                  (aa) "UNACQUIRED PARTY" means Apio Land Co., LLC, Chicago Fresh LLC, Fresh King Produce, LLC, Central Coast Fresh Cut, L.P., Central City Investments, LLC, San Ysidro Farms, Edward Silva & Sons, Inc., Pacific West Cold Storage, a California limited partnership and Pacific West Citrus, a general partnership.

2.       MERGER, SALE AND PURCHASE.

         2.1 MERGER. Upon the terms and subject to the conditions set forth in this Agreement and in reliance upon the representations and warranties set forth herein, Apio, Inc. will be merged with and into New Apio, the result of which will cause the separate corporate existence of Apio, Inc. to cease and New Apio to continue under the laws of the State of Delaware. As promptly as possible after the Closing, the parties shall cause the Merger to be completed by filing a certificate of merger (the "MERGER DOCUMENTS") with the Secretary of State of the State of Delaware, as provided in the General Corporation Law of the State of Delaware, as amended (the "DGCL") and with the Secretary of State of the State of California, as provided in the Corporation Code of the State of California (the "CCC"), respectively. The Merger shall become effective (the "EFFECTIVE TIME") upon the filing of the Merger Documents with the Secretary of State of the State of Delaware.

                  (a) EFFECTS OF THE MERGER. At the Effective Time (i) the separate existence of Apio, Inc. shall cease and Apio, Inc. shall be merged with and into New Apio, with New Apio being the surviving corporation, (the surviving corporation is sometimes referred to herein as the "SURVIVING CORPORATION"),
(ii) the Merger shall have all the effects provided by applicable law, and (iii) New Apio shall remain a wholly-owned subsidiary of Landec.

                  (b) TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                  (c) CONSIDERATION FOR THE MERGER. At the Closing, by virtue of the Merger and without any action on the part of the holders thereof, all of the issued and outstanding shares of Apio, Inc., consisting of 3,000 shares of common stock, shall be converted into the right to receive 2,500,000 shares of Landec Common Stock (the "SHARES"), par value $0.001 per share, allocated among the shareholders of Apio, Inc. as set forth in SCHEDULE 2.1(c), and the Adjustment Amount set forth in Section 2.7 (collectively, the "MERGER CONSIDERATION");
                  (d)      CERTIFICATE OF INCORPORATION AND BY-LAWS.

                           (i) The Certificate of Incorporation of New Apio, as
in effect immediately prior to the Effective Time of the Merger shall be amended as of the Effective Time of the Merger so that Article One of such Certificate of Incorporation reads in its entirety as follows: "The name of the Corporation shall be Apio, Inc." and as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                           (ii) The Bylaws of New Apio as in effect at the
Effective Time of the Merger shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (e) DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. From and after the Effective Time, the directors and officers of New Apio at the Effective Time of the Merger shall be the directors and officers of the Surviving Corporation until such time as their successors are duly elected and qualified.

                  (f) DISSENTING SHARES. Each outstanding share of capital stock of Apio, Inc., the holder of which has perfected his or its right to dissent under applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the "DISSENTING SHARES") shall not be converted into the right to receive the consideration set forth in
Section 2.1(c), and the holder thereof shall be entitled only to such rights as are granted by applicable law. Apio, Inc. shall give Landec and New Apio prompt notice upon receipt by Apio, Inc. of any such written demands for payment of fair value of shares of capital stock of Apio, Inc. and any other instruments provided pursuant to applicable law. Any payments made in respect of Dissenting Shares shall be made by New Apio.

                  (g) CONVERSION OF STOCK. At the Effective Time, each share of New Apio stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of the Surviving Corporation. Such newly issued shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

         2.2 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, New Apio agrees to buy from the Partners, and the Partners agree to sell, transfer and deliver to New Apio, at the Closing, all of the issued and outstanding Target Company Securities (excluding the capital stock of Apio, Inc. and the partnership interests of AC) in the amount for each Partner set forth below, free and clear of all Liens, options, voting trusts, agreements, proxies and other rights of third parties of any type or nature. At the Closing, New Apio agrees to deliver to the Partners, or an account or accounts designated by the Partners, the following consideration:

                           (i) the APS Interests shall be exchanged for cash in
the amount of $3,425,000, the Earn-Out Consideration to be paid pursuant to
Section 2.5; and the Secondary Partner Deferred Payment to be paid pursuant to the terms of Section 2.6. The allocation of such initial payment among the partners of APS shall be as set forth in SCHEDULE 2.2(i);

                           (ii) the outstanding shares of capital stock of
Pacific West Produce Marketing, Inc., consisting of 26,638 shares of common stock, shall be exchanged for cash in the amount of $900,000. The allocation of such payment among the shareholders of Pacific West Produce Marketing, Inc. shall be as set forth in SCHEDULE 2.2(ii);

                           (iii) the outstanding shares of capital stock of Cal
Ex Trading Company, consisting of 4,000 shares of common stock, shall be exchanged for cash in the amount of $2,175,000. The allocation of such payment among the shareholders of Cal Ex Trading Company, Inc. shall be as set forth in
SCHEDULE 2.2(iii); and

                           (iv) the outstanding shares of capital stock of South
Coast Paper Company, Inc., consisting of 2,400 shares of common stock, shall be exchanged for cash in the amount of $2,400,000. The allocation of such payment among the shareholders of South Coast Paper Company, Inc. shall be as set forth in SCHEDULE 2.2(iv).

         The sum of (a) the Merger Consideration to be delivered to the Partners pursuant to Section 2.1 above and (b) the consideration to be issued to each Partner pursuant to Section 2.2(i) through (iv) shall be collectively referred to as the "PURCHASE PRICE". The aggregate of the cash payments to be paid to the Partners at the Closing pursuant to Section 2.2(i) through (iv) is referred to herein as the "INITIAL PAYMENT."

         2.3 ESCROW CONSIDERATION. At the Closing, the following portions of the Purchase Price shall be delivered (by wire transfer to an account or accounts designated by the Escrow Agent in the case of cash payments and by physical delivery in the case of the Escrow Shares) by New Apio directly to the Escrow
Agent:

                  (a) $750,000 in immediately available funds (the "PURCHASE PRICE RESERVE"), which Purchase Price Reserve shall be allocated among the Partners as set forth on SCHEDULE 2.3(a);

                  (b) 401,667 shares of Common Stock of Landec to an account or accounts designated by the Escrow Agent (the "ESCROW SHARES"), which Escrow Shares shall be allocated among the Partners as set forth on SCHEDULE 2.3(c). The Escrow Shares, along with the Purchase Price Reserve, shall be collectively referred to as the "ESCROW CONSIDERATION").

         2.4      ADJUSTMENT TO PURCHASE PRICE.

                  (a) DETERMINATION OF BALANCE SHEETS. Following the Closing Date, but in any event less than forty-five (45) days following the Closing Date, the Target Companies' Representative, together with accountants, will prepare and deliver to New Apio, a preliminary version of the Closing Balance Sheet (the "TARGET COMPANY PROPOSAL"). The Target Company Proposal will be prepared in accordance with GAAP, consistently applied, and will accurately reflect the asset, liability and shareholders' equity accounts of the Business as a whole. Within sixty (60) days of the delivery of the Target Company Proposal, New Apio will provide the Target Companies' Representative with notice of any specific objections with respect to any particular line items contained in the Target Company Proposal. Upon any such objection, the parties shall work together in good faith to determine the appropriate amounts to be included in the Closing Balance Sheet. If the parties cannot resolve such dispute within thirty (30) days of the delivery of all such objections, such dispute(s) will be determined according to binding arbitration in accordance with the terms of
Section 13.2 hereof. The final agreed upon (or arbitrated) balance sheet shall become the Closing Balance Sheet for purposes hereof.

                  (b) DETERMINATION OF PURCHASE PRICE ADJUSTMENT. For purposes of this Agreement, the Purchase Price Adjustment shall be the greater of (i) 0, and (ii) the amount by which the total outstanding principal amount of short-term and long-term debt (which means working capital lines, term loans and capital leases, less positive cash balances) (the "DEBT") (net of (a) Related Party Debt (excluding guarantees) of the Target Companies, (b) receivables of the Target Companies owed by any Related Party or Partner and (c) capital accounts of any Unacquired Parties, in each case, that is paid at the Closing) on the Closing Balance Sheet exceeds $14,500,000.

                  (c) PAYMENT OF PURCHASE PRICE ADJUSTMENT. Upon the final determination of the Purchase Price Adjustment:

                           (i) If the Purchase Price Adjustment is equal to
zero, the Escrow Agent shall deliver to each of the Partners or accounts designated by the Partners, their pro rata portion (based on the proportions set forth on SCHEDULE 2.3(a)) of the entire Purchase Price Reserve, plus the interest earned thereon, in immediately available funds.

                           (ii) If the Purchase Price Adjustment is greater than
zero and (A) the Purchase Price Reserve is less than the value of the Purchase Price Adjustment, the Escrow Agent shall promptly deliver the entire amount of the Purchase Price Reserve plus the interest earned thereon, to New Apio or accounts designated by New Apio, in immediately available funds, and each of the Partners shall promptly deliver to New Apio, in immediately available funds, their pro rata portion (based on the proportions set forth on SCHEDULE 2.3(a)) of the difference between the Purchase Price Adjustment and the sum of the Purchase Price Reserve and the interest earned thereon, or (B) the Purchase Price Adjustment is less than the Purchase Price Reserve, (x) the Escrow Agent shall deliver an amount equal to the Purchase Price Adjustment, plus a proportionate portion of the interest earned thereon, to New Apio or accounts designated by New Apio, in immediately available funds from the Purchase Price Reserve, and (y) the Escrow Agent shall deliver to the Partners or accounts designated by the Partners, in immediately available funds, their pro rata portion (based on the proportions set forth on SCHEDULE 2.3(a)) of the balance of the Purchase Price Reserve, plus a proportionate portion of the interest earned thereon.

                           (iii) Pending the determination of the Closing
Balance Sheet, to the extent that the parties agree as to which party will receive proceeds under the Purchase Price Adjustment, but dispute the actual amount to be paid, the undisputed portion of such payment shall be made immediately upon such agreement (and the amount paid upon final determination of the Closing Balance Sheet shall be accordingly reduced). Notwithstanding the foregoing, no party shall be obligated to make any payment under this clause
(iii) to the extent that it believes that it will be entitled to receive funds pursuant to the Purchase Price Adjustment mechanism.

         2.5      EARN-OUT.

                  (a) DEFINITIONS. For purposes of this Section 2.5, the following terms shall have the following meanings:

                           (i) "TARGET EBIT" means $10,500,000 for the First
Earn-Out Period and $13,700,000 for the Second Earn-Out Period.

                           (ii) "FIRST EARN-OUT PERIOD" means the period
beginning on the day after the Closing Date and ending on October 31, 2000.

                           (iii) "SECOND EARN-OUT PERIOD" means the period
beginning on the day after the end of the First Earn-Out Period and ending on October 31, 2001.

                           (iv) "FIRST EARN-OUT TARGET" means $7,250,000.

                           (v) "SECOND EARN-OUT TARGET" means $2,750,000.

                           (vi) "REVENUE" means gross revenues (in accordance
with GAAP and consistent with the revenue recognition policies of the Target Companies in their audited financial statements as of and for the twelve (12) month period ended December 31, 1998) recognized by the Business of the Target Companies from the sales of the following products or services during an Earn-Out Period, net of customary and reasonable reserves established in connection with potential returns of any such products and net of any intercompany transactions among the Target Companies: (A) products or services that are currently being sold by the Target Companies as of the date hereof, (B) products or services that are logical extensions of the products or services currently being sold by the Target Companies, and (C) such additional products and services as are mutually approved by the President of Landec and the Target Companies' Representative.

                           (vii) "COSTS" means, except for the Excluded Costs
(as defined below), and net of intercompany transactions among the Target
Companies: (A) all cost of goods sold attributable to Revenue, (B) all costs and expenses incurred by the Business of the Target Companies during an Earn-Out Period (assuming the operation of the Business consistent with the operations and expense policies of the Target Companies prior to the date hereof), including selling, general and administrative expenses and research and development expenses, and (C) all depreciation and amortization expenses associated with (x) equipment and (y) goodwill existing in the Business as of the date hereof, or acquired after the date hereof in the ordinary course of business, but without giving effect to the goodwill generated or earned from the transactions contemplated hereby. The term "Costs" does not include any payment of Purchase Price and shall be measured in accordance with GAAP, consistently applied.

                           (viii) "EXCLUDED COSTS" means, (A) the loss (or gain)
recognized by the Business and directly attributable to the operation of the Intellipac business contributed by Landec to New Apio pursuant hereto and (B) any corporate overhead allocations of Landec assigned to New Apio.

                           (ix) "ACTUAL EBIT" for a particular Earn-Out Period
means the sum of (a) the difference between Revenues and Costs, and (b) interest income during such Earn-Out Period, less net income attributable to any minority interest.

                           (x) "EARN-OUT RATIO" for an Earn-Out Period means
Earn-Out Target for the Period divided by the Target EBIT for the Earn-Out
Period.

                  (b) ADDITIONAL CONSIDERATION FOR APS INTERESTS. The parties to this Agreement recognize that the current value of the APS Interests is uncertain due to its central importance to the revenues of the Business. The earn-out provided in this Section 2.5 is intended to establish the purchase price of the APS Interests and, therefore, any Earn-Out Consideration made under this Section 2.5 shall be treated for federal, state and local income tax purposes by the parties to this Agreement as additional consideration received by the Partners for their APS Interests.

                  (c) DETERMINATION OF EARN-OUT CONSIDERATION. After the end of each Earn-Out Period, but in any event prior to sixty (60) days following the expiration of such period, the

Target Companies' Representative will prepare and deliver to the Chief Financial Officer of Landec, a preliminary calculation of Revenues, Costs, Excluded Costs and Actual EBIT for such Earn-Out Period (the "TARGET COMPANIES' EARN-OUT PROPOSAL"). Within thirty (30) days of the delivery of the Target Company Earn-Out Proposal, Landec will provide the Target Companies' Representative with notice of any specific objections with respect to any particular line items contained in the Target Companies' Earn-Out Proposal. Upon any such objection, the parties shall work together in good faith to determine the appropriate amounts to be included in the above calculated numbers. If the parties cannot resolve such dispute within thirty (30) days of the delivery of all such objections, such dispute(s) will be determined according to binding arbitration in accordance with the terms of Section 13.2 hereof. Any arbitration award of the amount of the Earn-Out Consideration shall bear interest from the date of the Target Companies' Earn-Out Proposal to the date of payment to the prevailing party at the reference rate of Bank of America NT&SA in effect from time to time or from the date of delivery to said date of payment. The final agreed upon (or arbitrated) calculations of Revenue, Costs, Excluded Costs and Actual EBIT shall be determinative for purposes hereof.

                  (d)      CALCULATION OF EARN-OUT CONSIDERATION.

                           (i) FIRST EARN-OUT PERIOD. The Earn-Out Consideration
for the First Earn-Out Period shall be equal to the product of the Actual EBIT and the Earn-Out Ratio for the First Period; provided, however, that in no event shall the Earn-Out Consideration for the First Earn-Out Period exceed $7,250,000.

                           (ii) SECOND EARN-OUT PERIOD. The Earn-Out
Consideration for the Second Earn-Out Period shall be equal to the sum of (A) the product of the Actual EBIT and the Earn-Out Ratio for the Second Period; provided, however, that in no event shall such product exceed $2,750,000, and
(B) the product of (x) the Actual EBIT for the Second Earn-Out Period less the Target EBIT for the Second Earn-Out Period and (y) the Earn-Out Ratio for the First Earn-Out Period; provided that in no event shall the amount determined pursuant to clause (B) be less than zero. The total of the Earn-Out Consideration for the First Earn-Out Period and Second Earn-Out Period can in no event exceed $10,000,000.

                  (e)      PAYMENT OF EARN-OUT CONSIDERATION.

                           (i) Upon the determination of the Earn-Out
Consideration for a year, New Apio will promptly pay to Nicholas Tompkins and Kathleen Tompkins in equal portions, the Earn-Out Consideration for such year in immediately available funds. The parties agree to use reasonable commercial efforts to calculate and pay the Earn-Out Consideration by March 1, 2001 for the First Earn-Out Period and March 1, 2002 for the Second Earn-Out Period or such later dates as (I) the conclusion of an arbitration in the event of a dispute regarding the Target Companies' Earn-Out Proposal or (II) New Apio is in compliance with the financial covenants contained in its Loan Agreement with Bank of America N.A. (the "LOAN AGREEMENT"); provided that in the event payment is delayed in accordance with clause (II) above, New Apio will pay interest at the rate of 10% per annum from the date of such delay until payment thereof. The other Partners of APS recognize the contingent nature of the earn-out and are unwilling to accept that purchase price risk even though the total amount of consideration they might have received by agreeing to participate in the earn-out (if certain conditions are met) may be more than the total consideration they receive by not participating in the earn-out. Such other Partners hereby represent that they have received independent legal advice in deciding not to participate in the earn-out payment.

                           (ii) Notwithstanding the foregoing, to the extent the
Adjustment Amount is to be paid to the Partners pursuant to Section 2.7, the parties agree that the Earn-Out Consideration to be paid for the First Earn-Out Period will be reduced by the total amount of the Adjustment Amount and such amount will be paid to Nicholas and Kathleen Tompkins in equal portions on the fifth anniversary of the Closing Date.

                           (iii) Until after the Earn-Out Consideration is fully
paid to Nicholas Tompkins and Kathleen Tompkins for both Earn-Out Periods, (i) no payment will be made by New Apio to Landec or any affiliates for indirect Corporate Services and General Operations Allocation under the Corporate Services Agreement or for taxes under the Tax Sharing Agreement that are in excess of actual taxes owed or paid, whichever is less, to governmental agencies, including, but not limited to, the State of California and the IRS,
(ii) no dividends or distributions, except for the reimbursement of merger related expenses paid by Landec, of any type will be declared or paid by New Apio to Landec or any of its affiliates and (iii) New Apio will not make loans or advances to Landec or any of its affiliates. After the Earn-Out Consideration for the First Earn-Out Period is paid in full, accrued expenses associated with the management fee and taxes can be paid, to the extent allowed in the Loan Agreement, as long as there are monies available after taking into consideration the amount due for the Second Earn-Out Period.

                  (f) ADJUSTMENTS TO EARN-OUT TARGETS. The parties hereby agree that in the event of a sale or other transfer of a portion of the Business to a third party, all recognized gains on the sale, if any, shall not be included in the definition of Revenue for purposes of calculating the Earn-Out Consideration, PROVIDED THAT, in the event that a material portion of the Business is sold or otherwise transferred to a third party or parties, Landec, New Apio and the Target Companies' Representative will mutually agree upon appropriate adjustments to the First and Second Earn-Out Targets.

                  (g) EXAMPLE OF EARN-OUT CONSIDERATION. Set forth below is an example of the calculation of the Earn-Out Consideration assuming Actual EBIT of $8.0 million in the First Earn-Out Period and $14.7 million in the Second Earn-Out Period.

                           Year 1 - First Earn-Out Target                       $       7,250,000
                                    Target EBIT                                        10,500,000
                                    Earn-Out Ratio                                         69.05%
                                    Actual EBIT                                         8,000,000
                                                                                -----------------
                                    Year 1 Earn-Out Consideration               $       5,524,000


                                      -11-

                           Year 2 - Second Earn-Out Target                      $      2,750,000
                                    Target EBIT                                       13,700,000
                                    Earn-Out Ratio                                        20.07%
                                    Actual EBIT                                       14,700,000
                                                                                ----------------
                                    Year 2 Earn-Out Consideration               $      2,750,000  (1)

                                    Actual EBIT in excess
                                        of Target EBIT                          $      1,000,000
                                    Year 1 Earn-Out Ratio                                 69.05%
                                                                                ----------------
                                    Additional Year 2 Earn-Out
                                        Consideration                                    690,500
                                                                                ----------------
                                    Total Earn-Out Consideration                $      8,964,000
                                                                                ----------------

                           (1) Full amount earned as the product of the Actual EBIT and the Earn-Out Ratio cannot exceed $2,750,000.

         2.6 SECONDARY PARTNER DEFERRED PAYMENT. On January 2, 2001, 2002, 2003, 2004 and 2005, with respect to each of the Partners listed on Schedule 2.6 hereto (the "SECONDARY PARTNERS"), New Apio will pay to such Secondary Partner the amount set forth on Schedule 2.6 for such Secondary Partner for the relevant year. The aggregate amounts delivered hereunder are referred to in this Agreement as the "SECONDARY PARTNER DEFERRED PAYMENT."

         2.7      LOOK-BACK PROVISION.

                  (a) ADJUSTMENT FEATURE. In the event the average closing sale price for the Common Stock as reported on the Nasdaq National Market (or such other exchange or over-the-counter market in which the Common Stock is being traded) (the "CLOSING PRICE") for the last twenty (20) trading days of the two hundred seventy (270) calendar day period commencing on the day following the Closing Date (such 270th day being the "LOOK-BACK DATE") is less than $6.00 (the "PERIOD AVERAGE"), New Apio shall pay to certain of the Partners in accordance with Section 2.7(b) an amount equal to product of (x) the remainder obtained by subtracting the greater of (A) the Period Average or (B) $4.50 from $6.00, multiplied by (y) the number of Registrable Securities (as defined in Section 11.1(a)) held by such Partners on the Look Back Date (the "ADJUSTMENT AMOUNT"); PROVIDED THAT, if, during any period of twenty (20) consecutive trading days commencing after the Effective Date (as defined below) and ending on the Look Back Date, the Closing Price is at least $8.00 on each such trading day, then the adjustment feature set forth in this Section 2.7(a) shall terminate and be of no further effect, and no Adjustment Amount will be paid.

                  (b) PAYMENT SCHEDULE. If the adjustment feature set forth in
Section 2.7(a) becomes effective, New Apio shall pay the Adjustment Amount to certain of the Partners in proportion to the number of Registrable Securities held by such Partners on the Look Back Date in five (5) equal annual installments, the first payment to occur on the first anniversary of the Closing Date and the following annual payments to occur on the same day of each year for the next four (4) years.

         2.8      ACCOUNTS RECEIVABLE PAYMENTS.

                  (a) MEXICO GROWER RECEIVABLES. New Apio shall pay to the Partners in accordance with Schedule 2.8(a) an amount equal to the total amount received (as calculated by the Chief Financial Officer of Landec) in respect of the Mexico Grower Receivables during the ninety (90) day calendar period commencing on the Closing Date within five (5) days following the expiration of such period; PROVIDED, HOWEVER, that in no event shall the amount owed by New Apio to the Partners pursuant to the application of this Section 2.8(a) be greater than $100,000.

                  (b) RODGERS GROWER RECEIVABLES. As of the Closing Date, New Apio shall have a note receivable in respect of the Rodgers Grower Receivables listed on Schedule 1.1(aa) (the "RODGERS NOTE RECEIVABLE"). If within the ten
(10) month period commencing on the Closing Date, the balance of the Rodgers Note Receivable is reduced below $400,000 (as calculated by the Chief Financial Officer of Landec) as a result of the receipt of amounts in respect of the Rodgers Grower Receivables, then New Apio shall pay the Partners in accordance with Schedule 2.8(b) $100,000 within five (5) days of the date that the Rodgers Note Receivable is reduced below $400,000.

         2.9 ALLOCATION OF PURCHASE PRICE. For purposes of the 338(h)(10) elections described in Section 7.7 and allocations of the Purchase Price, the Purchase Price shall be allocated among the assets of the Target Companies as is mutually agreed by the parties hereto prior to the Closing and shall be set forth in SCHEDULE 7.7 hereto, in a manner consistent with Section 1060 of the Code. As soon as practicable after the establishment of the Closing Balance Sheet, New Apio and the Target Companies' Representative shall revise such allocation to reflect any Purchase Price Adjustment, which revised allocation shall be reasonably consistent with the principles of the allocation originally agreed to by the parties. In addition, any amounts of Earn-Out Consideration shall be allocated in a manner consistent with this Agreement. If any tax authority challenges such allocation, the party receiving notice of such challenge shall give the other prompt written notice thereof and the parties shall cooperate in order to preserve the effectiveness of such allocation.

         2.10 TRANSACTION TAXES. All Taxes incurred by the Partners and Target Companies in connection with the transactions contemplated by this Agreement, including without limitation Taxes imposed under Section 1374 of the Code (and corresponding provisions of applicable state law), the Tax imposed by Cal. Rev. & Tax. Code Section 23802, and sales or use and transfer Taxes, shall be the responsibility of and paid by the Partners. New Apio and Landec shall be indemnified by the Partners for such Taxes. Each Partner will, at his or its own expense, file all such necessary tax returns or other documentation with respect to such Taxes.

3.       CLOSING.

         3.1 CLOSING. Subject to the terms and conditions of this Agreement, the Closing shall take place on such date, as soon as practicable after all conditions precedent in Sections 7 and 8 have been satisfied or waived.

         3.2 ACTIONS AT THE CLOSING. At the Closing, Landec, New Apio, the Target Companies and the Partners shall take such actions and execute and deliver such agreements and other instruments and documents as are necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including without limitation the following:

                  (a) the Partners shall deliver certificates and such other evidences of ownership representing the Target Company Securities to New Apio which (except for the partnership interests of AC) have been duly endorsed for transfer to New Apio by each Partner and which, in the case of APS, shall be an agreement transferring the general partnership interests of the Partners to New Apio;

                  (b) the Target Companies and the Partners shall deliver the certificates, instruments and documents described in Section 7 hereof to New Apio and Landec;

                  (c) New Apio shall deliver to the Partners, or to an account or accounts designated by the Partners, the Initial Payment, in immediately available funds to the Partners as set forth on SCHEDULES 2.2(i) through (iv);

                  (d) Landec or New Apio shall, on behalf of the Partners, deliver the Escrow Consideration to the Escrow Agent;

                  (e) Landec shall deliver the Shares to the shareholders of Apio, Inc., to be allocated among the Apio, Inc. shareholders as set forth on
SCHEDULE 2.1(c); and

                  (f) Landec and New Apio shall deliver the certificates, instruments and documents described in Section 8 hereof to the Target Companies' Representative.

         3.3 CLOSING COSTS. At the Closing (i) Landec will contribute $9.0 million in cash to New Apio, (ii) New Apio will record a payable to Landec for acquisition related costs paid by Landec prior to the Closing, currently estimated to be approximately $725,000 ("Pre-Close Costs"), and (iii) New Apio will record an accrual for Landec related acquisition costs not yet paid, currently estimated to be approximately $1.1 million ("Post-Close Costs"). The Pre-Close Costs will be paid by New Apio to Landec within thirty (30) days after the Closing. The Post-Close Costs will be paid by New Apio as the bills come due. If the actual Post-Close Costs are less than $1.1 million, the difference will be refunded to Landec. If the Post-Close Costs are greater than $1.1 million, New Apio will pay the difference out of operating funds.

         3.4 POST-CLOSING ACTIONS. Subsequent to the Closing, the Partners shall, and shall cause any Affiliate of the Partners and any Unacquired Party to, from time to time, execute and deliver, upon the request of New Apio, all such other and further materials and documents and instruments of conveyance, transfer or assignment as may reasonably be requested by New Apio to effect, record or verify the transfer to and vesting in New Apio of Target Companies' and any of the Affiliates of Target Companies' or Unacquired Parties' right, title and interest in and to the Target Company Securities, free and clear of all Liens in accordance with the terms of this Agreement.

4.       REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANIES AND PARTNERS.

         Each representation and warranty set forth below is qualified by any exception or disclosures set forth in the Target Company disclosure schedule attached hereto (the "TARGET COMPANY DISCLOSURE SCHEDULE"), which exceptions specifically reference the Section(s) to be qualified. In all other respects, each representation and warranty set out in this Section 4 is not qualified in any way whatsoever, will not merge on Closing or by reason of the execution and delivery of any agreement, document or instrument at the Closing, will remain in force on and after the Closing, is given with the intention that liability is not confined to breaches discovered before Closing and is separate and independent. Each Target Company and Partner represents and warrants to Landec and New Apio as listed on SCHEDULE 4.6.

         4.1 ORGANIZATION, STANDING AND POWER. Each of the Target Companies is a corporation (or in the cases of APS, a general partnership, and AC, a limited partnership) duly organized, validly existing and in good standing under the laws of the State of California. The Target Companies collectively have the requisite corporate power and authority and all necessary permits, authorizations, consents, and approvals of all Governmental Entities to own, lease and operate their Properties and to carry on the Business as now being conducted and as Proposed to be Conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Business. Each Target Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the Properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Business.

         4.2 AUTHORITY. The execution and delivery of this Agreement (and all other agreements and instruments contemplated under this Agreement) by the Target Companies and the Partners, the performance by the Target Companies and the Partners of their obligations hereunder and thereunder, and the consummation by the Target Companies and the Partners of the transactions contemplated hereby and thereby have been duly authorized by all necessary action by the Board of Directors, constituent partners and shareholders of each such Target Company and Partner, and no other act or proceeding on the part of or on behalf of the Target Companies or the Partners is necessary to approve the execution and delivery of this Agreement by the Target Companies and Partners and such other agreements and instruments, the performance by the Target Companies and Partners of their obligations hereunder and thereunder and the consummation by the Target Companies and Partners of the transactions contemplated hereby and thereby. Each of the Partners has the power and authority and each of the signatory officers of the Target Companies has been duly authorized, to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by the Partners and Target Companies pursuant hereto, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by the Partners and Target Companies pursuant to the provisions hereof and thereof.

         4.3 EXECUTION AND BINDING EFFECT. This Agreement has been duly and validly executed and delivered by each of the Target Companies and the Partners and constitutes, and the other agreements and instruments to be executed and delivered by the Target Companies and the Partners pursuant hereto, upon their execution and delivery by the Target Companies and the Partners, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by Landec and New Apio), legal, valid and binding agreements of the Target Companies and Partners, enforceable against each Target Company and Partner in accordance with their respective terms.

         4.4 CONSENTS AND APPROVALS OF GOVERNMENTAL ENTITIES. Other than the Governmental Authorizations, there is no requirement applicable to any of the Target Companies or Partners to make any filing, declaration or registration with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation by the Target Companies and Partners of the transactions contemplated by this Agreement and the other agreements and instruments to be executed and delivered by the Target Companies and Partners pursuant hereto or the consummation by the Target Companies and Partners of the transactions contemplated herein or therein.

         4.5 NO VIOLATION. Neither the execution, delivery and performance by the Target Companies or Partners of this Agreement and all of the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby by the Target Companies or Partners, will, with or without the passage of time or the delivery of notice or both, (a) violate or result in any breach of the terms, conditions or provisions of the Bylaws and Articles of Incorporation or partnership agreement of any Target Company, (b) result in a violation or breach of, or constitute a default or require consent of any Person (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract, notice, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which any Target Company or Partner is a party or by which any Target Company or Partner is bound, (c) violate any statute, ordinance or law or any rule or regulation of any Governmental Entity, (d) to the knowledge of any Target Company or Partner, after diligent investigation, violate any order, writ, injunction or decree of any Governmental Entity applicable to any Target Company or Partner or by which any Properties or assets of any Target Company are bound, or (e) result in any cancellation of, or obligation to repay, any grant, loan or other financial assistance received by any Target Company from any Governmental Entity.

         4.6 CAPITAL STRUCTURE. The authorized capital stock or partnership interests, as applicable, of the Target Companies, and the ownership of all Target Company Securities, is as set forth on SCHEDULE 4.6 hereto. There are no other outstanding Target Company Securities. All outstanding Target Company Securities are duly authorized, validly issued, fully paid and non-assessable and are free of any Liens, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation, Bylaws or partnership agreement of a Target Company or any agreement to which a Target Company or a Partner is a party or by which it is bound. The Partners are the sole shareholders and/or interest holders of the Target Companies; provided that the owners of AC are as set forth on SCHEDULE 4.6

         4.7 CONSENTS. SCHEDULE 4.7 sets forth (a) each agreement, contract or other instrument binding upon any of the Target Companies requiring a consent as a result of the execution, delivery and performance of this Agreement or the consummation by the Target Companies of the transactions contemplated hereby, except such consents as would not, individually or in the aggregate, have a Material Adverse Effect on the Business if not received by the Closing, and (b) such additional consents as would be required in order that no default in excess of $25,000 would result or that otherwise are material to the operation of the Business as currently conducted and proposed to be conducted (each a "REQUIRED CONSENT").

         4.8 FINANCIAL INFORMATION. The Target Companies have delivered to Landec the balance sheets and statements of income and cash flows for the Business as a whole for the fiscal years ended December 31, 1996, 1997 and 1998, audited by McGladrey & Pullen LLP ("MCGLADREY FINANCIALS") the unaudited balance sheet and statements of income and cash flows for the Business as a whole for the nine (9) months ended September 30, 1999, and the items of Revenue contained in the Combining Statements of Operations of Apio, Inc. and its Combined Affiliates for the year ended December 31, 1998 (the "UNAUDITED FINANCIALS" and collectively with the McGladrey Financials, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared consistently for all periods presented in accordance with GAAP. The Financial Statements present fairly in all material respects the financial condition, results of operations and cash flows of the Business as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material in amount or significance, and are consistent with the books and records of the Target Companies, which books and records are complete.

         4.9 ABSENCE OF CERTAIN CHANGES. Since December 31, 1998, except as set forth in SCHEDULE 4.9, through the date of this Agreement, the Target Companies and Partners have conducted the Business in the ordinary course consistent with past practice and, except as set forth on the Target Company Disclosure Schedule, no Target Company has:

                  (a) Caused or permitted any amendments to its Articles of Incorporation, Bylaws or partnership agreement, as applicable;

                  (b) Declared or paid any dividends on or made any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combined or reclassified any of its capital stock or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchased or otherwise acquired, directly or indirectly, any shares of its capital stock;

                  (c) Entered into any contract or commitment, or violated, amended or otherwise modified or waived any of the terms of any of its contracts, which has had or will in the future have a Material Adverse Effect on the Business, individually or in the aggregate;

                  (d) Issued, delivered or sold or authorized or proposed the issuance, delivery or sale of, or purchased or proposed the purchase of, any Target Company Securities;

                  (e) Transferred to any person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

                  (f) Entered into or amended any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any material type or scope with respect to any of its products or technology;

                  (g) Sold, leased, licensed or otherwise disposed of or encumbered any of its Properties or assets, individually or in the aggregate, material to the Business, taken as a whole, except in the ordinary course of business consistent with past practice;

                  (h) Incurred any indebtedness, including without limitation under any operating lease or line of credit, for borrowed money or guaranteed any such indebtedness or issued or sold any debt securities or guaranteed any debt securities of others;

                  (i) Paid, discharged or satisfied, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) of any material amount, or arising other than in the ordinary course of business;

                  (j) Made any capital expenditures, capital additions or capital improvements material to the Business in excess of $100,000;

                  (k) Materially reduced the amount of any material insurance coverage provided by existing insurance policies;

                  (l) Terminated or waived any right of material value;

                  (m) Adopted or amended any employee benefit or stock purchase or option plan, or hired any new director level or officer level employee, paid any special bonus or special remuneration to any employee or director, or increased the salaries or wage rates of its employees, in each case, other than in the ordinary course of business, consistent with past practice;

                  (n) Granted any severance or termination pay (i) to any director or officer or (ii) to any other employee except, in each case, grants which are made in the ordinary course of business in accordance with past practice;

                  (o) Commenced a lawsuit other than for the routine collection of bills;

                  (p) Acquired or agreed to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquired or agreed to acquire any assets which are material, individually or in the aggregate, to the Business, taken as a whole;

                  (q) Except for APS and AC, ceased to qualify as an S corporation for federal and all applicable state income tax purposes and other than in the ordinary course of business, made or changed any material election in respect of Taxes, adopted or changed any accounting method in respect of Taxes or consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (r) Revalued any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable; or

                  (s) Agreed in writing or otherwise to take, any of the actions described in Sections 4.9(a) through (r) above.

         4.10 TITLE TO PROPERTY. Each of the Target Companies has good and valid title to all of its Properties, interests in Properties and assets, real and personal, reflected in the Unaudited Financials or acquired after the date thereof (except Properties, interests in Properties and assets sold or otherwise disposed of since such date in the ordinary course of business), or in the case of leased Properties and assets, valid leasehold interests in such assets, free and clear of all Liens other than the Permitted Liens. The plants, property and equipment that are used in the operations of the Business are in reasonable operating condition and repair given the age of such assets and customary wear and tear experienced in operations such as the Business. All Properties used in the operations of the Business are reflected in the Unaudited Financials to the extent GAAP require the same to be reflected. SCHEDULE 4.10 identifies each parcel of real property owned or leased by the Target Companies.

         4.11     INTELLECTUAL PROPERTY.

                  (a) The execution, delivery and performance of this Agreement by the Target Companies and Partners and the consummation by the Target Companies and Partners of the transactions contemplated hereby (including without limitation the continued conduct by New Apio after the Closing of the Business as presently conducted by the Target Companies and the incorporation of any Intellectual Property in any current product of the Business or any product of the Business as Proposed to be conducted) will not breach or violate any material instrument or agreement governing any Intellectual Property necessary or required for, or used in, the conduct of the Business as presently conducted and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any such Intellectual Property or in any material way impair the right of New Apio or any of its affiliates to use, sell, license or dispose of, or to bring any action for the infringement of, any such intellectual property or portion thereof.

                  (b) Except with respect to the Intellipac breathable membrane Intellectual Property owned by Landec ("Intellipac"), neither the development, manufacture, marketing, license, sale or use of any product or Intellectual Property currently licensed, used or sold in connection with the Business or currently under development, violates or will violate any material license or agreement to which any Target Company is a party or infringes or will infringe any copyright, patent, trademark, service mark, trade secret or other intellectual property or other proprietary right of any other party. All registered trademarks, service marks, patents and copyrights held by the Target Companies are valid and subsisting. There is no pending or, to the knowledge of any Target Company or Partner, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the assets material to the

Business (including without limitation the Intellectual Property of the Business) nor to the knowledge of any Target Company or Partner, is there any basis for any such claim, nor has any Target Company or Partner received any notice asserting that any such asset (including without limitation the Intellectual Property of the Business) or the proposed use, sale, license or disposition thereof violates or will violate with the rights of any other party, nor to the knowledge of any Target Company or Partner, is there any basis for any such assertion. To the knowledge of any Target Company or Partner, after diligent investigation, there is no material unauthorized use, infringement or misappropriation on the part of any third party of any assets of the Business (including without limitation any Intellectual Property).

                  (c) Each Target Company has taken reasonable steps (including, without limitation, entering into confidentiality and non-disclosure agreements with the persons listed on SCHEDULE 4.11 hereto) to maintain the secrecy and confidentiality of, and its proprietary rights in the Intellectual Property owned by Landec and licensed to any Target Company. The Target Company Disclosure Schedule contains a complete and accurate list of all applications, filings and other formal actions made or taken pursuant to federal, state, local and foreign laws by each Target Company to perfect or protect its interest in the Intellectual Property of the Business.

                  (d) All fees to maintain the Target Companies' rights in the Intellectual Property, including, without limitation, patent and trademark registration and prosecution fees in connection therewith pertaining to the Intellectual Property of the Business due and payable on or before the Closing, have been paid by the appropriate Target Company.

         4.12 INVENTORIES. All of the inventories reflected on the Unaudited Financials are and will be items of a quality usable or salable in the ordinary and usual course of businesses in the same line of business as the Target Companies. The value at which such inventories are carried on the Unaudited Financials reflects an inventory valuation policy of the Target Companies which is in accordance with GAAP, consistently applied.

         4.13 ACCOUNTS RECEIVABLE. All accounts receivable, notes receivable and other receivables reflected on the Unaudited Financials (other than the Mexico Grower Receivables and the Rodgers Grower Receivables) are valid, genuine and fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts less any reserves for doubtful accounts recorded on the Unaudited Financials. All accounts receivable, notes receivable, and other receivables arising out of or relating to the Business on September 30, 1999 have been included in the Unaudited Financials to the extent required by GAAP.

         4.14 LICENSES AND PERMITS. Except for the Environmental Permits (as hereinafter defined), the Target Companies possess all material consents, approvals, registrations, certifications, authorizations, permits and licenses relating to the Business (the "PERMITS"), and have made all material filings with, or required notifications to, all Governmental Entities pursuant to applicable requirements of all federal, state, local and foreign laws, ordinances, governmental rules or regulations applicable to the Business, including, but not limited to, all such laws, ordinances, governmental rules or regulations relating to registration of the products of the Business (at their current level of development and use) and certification of the facilities of the Business. Other than with respect to the Environmental Laws (as hereinafter defined), the Business is in compliance in all material respects with all federal, state, local and foreign laws, ordinances, governmental rules and regulations relating to the products harvested, processed and distributed by the Business or otherwise related to the Business and no Target Company has any reason to believe that any of the Permits are invalid or have been or are being suspended, canceled, revoked or questioned. There is no investigation or inquiry of which any Target Company has received actual or constructive notice or, to the knowledge of any Target Company or Partner, pending or threatened, relating to the Business and its compliance with applicable foreign, state, local or foreign laws, ordinances, governmental rules or regulations. Each Permit is transferable and shall be transferred to New Apio at the Closing in accordance with the terms of this Agreement.

         4.15 LIABILITIES GENERALLY; NO UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 4.15 and any other Schedule to this Agreement, no Target Company has any material liabilities or obligations of any nature (whether matured, unmatured, fixed or contingent) other than those (i) reflected in the Unaudited Financials, (ii) incurred in the ordinary course of business and not required to be set forth in the Financial Statements under GAAP, (iii) incurred in the ordinary course of business, consistent with past practice, since the date of the Unaudited Financials, and (iv) incurred in connection with this Agreement and the transactions contemplated hereby.

         4.16 WARRANTIES AND INDEMNITIES. SCHEDULE 4.16 sets forth a summary of all warranties and indemnities, express or implied, relating to products sold or services rendered by the Business within the past three (3) years, and no warranty or indemnity has been given by any Target Company during such period which is not listed on SCHEDULE 4.16 or which differs therefrom in any material respect. Each Target Company is in compliance in all material respects with the appropriate warranties described in SCHEDULE 4.16. SCHEDULE 4.16 also indicates all warranty and indemnity claims currently pending against each Target Company.

         4.17     EMPLOYEES.

                  (a) No officers or directors, or to the knowledge of any Target Company or Partner, after diligent inquiry, any employee of any Target Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with their obligation to promote the interests of such Target Company with regard to the Business or that would conflict with the Business. To the knowledge of the Target Companies and Partners, neither the execution nor the delivery of this Agreement, nor the carrying on of the Business by its employees and consultants, will result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons or entities are now obligated. It is currently not necessary nor will it be necessary for any Target Company to utilize in the Business any inventions of any of such persons or entities (or people it currently intends to hire) made or owned prior to their employment by or affiliation with Target Company, nor is it or will it be necessary to utilize any other assets or rights of any such persons or entities (or people it currently intends to hire) made or owned prior to their employment with or engagement by such Target Company, in violation of any registered patents, trade names, trademarks or copyrights or any other limitations or restrictions to which any such persons or entity is a party or to which any of such assets or rights may be subject. To the knowledge of the Target Companies and the Partners, none of the Target Companies' employees, consultants, officers, directors or shareholders that has had knowledge or access to information relating to the Business has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer relating to the business of such previous employer which has resulted in a Target Company's access to or use of such proprietary items included in the assets of the Business, and no Target Company will gain access to or make use of any such proprietary items in the Business, except to the extent that any such activities would not have a Material Adverse Effect on the Business.

                  (b) Except as listed on SCHEDULE 4.17 hereto, there are no written or oral contracts of employment between any Target Company and any employee.

                  (c) No Target Company is a party to a collective bargaining agreement with any trade union, no Target Company's employees are members of a trade union certified as a bargaining agent with such Target Company and no proceedings to implement any such collective bargaining agreement or certifications are pending.

         4.18     EMPLOYEE BENEFIT PLANS.

                  (a) SCHEDULE 4.18 lists, with respect to each Target Company and any trade or business (whether or not incorporated) which is treated as a single employer with any Target Company (an "ERISA AFFILIATE") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of ERISA), (ii) except for Related Party Debt (as defined in Section 4.31 below), each outstanding loan to a non-officer employee in excess of $20,000, each outstanding loan to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of any Target Company and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of any Target Company remain for the benefit of, or relating to, any present or former employee, consultant or director of any Target Company (together, the "TARGET COMPANY EMPLOYEE PLANS").

                  (b) The Target Companies have furnished to New Apio a copy of each of the Target Company Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Target Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Target Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. The Target Companies have also furnished Landec and New Apio with the most recent Internal Revenue Service determination letter issued with respect to each such Target Company Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Company Employee Plan subject to Code Section 401(a).

                  (c) (i) None of the Target Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Company Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Target Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and each Target Company and each ERISA Affiliate have performed all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Target Company Employee Plans, which default or violation could reasonably be expected to have a Material Adverse Effect; (iv) neither any Target Company nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Company Employee Plans;
(v) all contributions required to be made by any Target Company or any ERISA Affiliate to any Target Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Company Employee Plan for the current plan years; (vi) with respect to each Target Company Employee Plan, no "reportable event" within the meaning of
Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) each of the Target Company Employee Plans may be terminated by the appropriate Target Company at any time without liability to such Target Company; and (viii) no Target Company Employee Plan is covered by, and neither any Target Company nor any ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each Target Company Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, each Target Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and, has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Company Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of any Target Company or Partner, after diligent inquiry, is threatened, against or with respect to any such Target Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither any Target Company nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

                  (d) With respect to each Target Company Employee Plan, each Target Company has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

                  (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of any Target Company or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

                  (f) There has been no amendment to, written interpretation or announcement (whether or not written) by any Target Company or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Company Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Financial Statements.

         4.19     TAXES.

                  (a) RETURNS FILED AND TAXES PAID. All Returns required to be filed by or on behalf of the Target Companies have been duly filed on a timely basis (taking into account any extensions) and such Returns are true, complete and correct, except to the extent that any failures to file or misstatements would not, individually or in the aggregate have a Material Adverse Effect. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of a Target Company under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued as of September 30, 1999, and no other Taxes are payable by the Target Companies with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Each Target Company has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no Liens on any of the assets of any Target Company with respect to Taxes, other than Permitted Liens. Except as set forth on the Target Company Disclosure Schedule, no Target Company has been at any time a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

                  (b) TAX RESERVES. No liabilities for Taxes have been incurred since September 30, 1999 (or will be incurred prior to Closing) other than in the ordinary course of business or as a result of the Closing, and any Taxes of Target Companies for periods ending on or before the Closing shall have been paid prior to the Closing, or will be adequately reserved for in the Closing Balance Sheet, or will be paid by the Partners as provided for in Section 7.8(b).

                  (c) RETURNS FURNISHED. New Apio has been furnished by the Target Companies with true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of any Target Company (other than APS) relating to Taxes within the last seven (7) years, and (ii) all federal and state income or franchise Tax Returns and state sales and use Tax Returns for or including any Target Company for all periods ending on and after December 31, 1993. No Target Company has ever been a member of an affiliated group of corporations filing consolidated returns or a unitary group of corporations filing combined returns. No Target Company does business in or derives income from any state other than states for which Returns have been duly filed and furnished to New Apio.

                  (d) TAX DEFICIENCIES; AUDITS; STATUTES OF LIMITATIONS. The Returns of the Target Companies have never been audited by a government or taxing authority, nor to the knowledge of any Target Company or Partner is any such audit in process, pending or threatened. No deficiencies exist or have been asserted (either in writing or orally) or to the knowledge of any Target Company or Partner are expected to be asserted with respect to Taxes of any Target Company, and neither any Target Company nor any Partner has received notice (either in writing or orally) nor expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid. No Target Company is a party to any pending action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally) against any Target Company or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of any Target Company. Each Target Company has disclosed on its federal and state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws.

                  (e) TAX SHARING AGREEMENTS. No Target Company is (nor has it ever been) a party to any tax sharing agreement.

                  (f) TAX ELECTIONS AND SPECIAL TAX STATUS. Each Target Company (other than APS and AC) has made a valid and timely election to be treated as an S corporation under Section 1362 of the Code (and corresponding provisions of applicable state law) for its taxable year commencing on the dates set forth on
SCHEDULE 4.19 and has continued to be an S corporation at all times since each such date, and each such Target Company will be an S corporation at the time of the transactions contemplated by this Agreement to enable the Partners, Landec and New Apio to make an election under Section 338(h)(10) of the Code pursuant to Section 7.7 of this Agreement. No Target Company is, nor has it been, a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and neither New Apio nor Landec is required to withhold tax on the purchase of the Target Company Stock by reason of Section 1445 of the Code. No Target Company is a "consenting corporation" under Section 341(f) of the Code. No Target Company has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to such Target Company pursuant to
Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. No Target Company has agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of, a change in accounting method, nor otherwise has any material income reportable for a period ending after the Closing attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing. No Target Company is, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder. Each Target Company is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

                  (g) C CORPORATION NET OPERATING LOSSES. SCHEDULE 4.19 sets forth accurate and complete information regarding each Target Company's C corporation net operating losses for federal and each state tax purposes as of the completion of its 1998 taxable year. Such net operating losses are not currently subject to limitation under Code Sections 382, 383 or 384.

         4.20     COMPLIANCE WITH LAW.

                  (a) Except with respect to Environmental Laws (as hereinafter defined), the operation of the Business has been conducted in all material respects in accordance with all applicable laws, regulations and other requirements of Governmental Entities having jurisdiction over the same.

                  (b) The operation of the Business has been conducted in all material respects in accordance with the California Food and Agricultural Code.

         4.21     ENVIRONMENTAL MATTERS.

                  (a) DEFINITIONS. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i) "ENVIRONMENTAL CONDITIONS" shall mean any
environmental contamination or pollution or threatened contamination or pollution of, or the Release or threatened Release of Hazardous Materials into, the surface water, groundwater, surface soil, subsurface soil, air and land.

                           (ii) "ENVIRONMENTAL LAWS" shall mean all federal,
regional, state, county or local laws, statutes, ordinances, decisional law, rules, regulations, codes, orders, decrees, directives and judgments relating to public health or safety, pollution, damage to or protection of the environment, Environmental Conditions, Releases or threatened Releases of Hazardous Materials into the environment or the use, manufacture, processing, distribution, treatment, storage, generation, disposal, transport or handling of Hazardous Materials, whether existing in the past or present. Environmental Laws shall include, but are not limited to, the following laws, and the regulations promulgated thereunder, as the same may be amended from time to time through the date hereof: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. 9601 ET SEQ.) ("CERCLA"); the Resource Conservation and Recovery Act (42 U.S.C. 6901 ET SEQ.) ("RCRA"); the Clean Air Act (42 U.S.C. 7401 et seq.); the Clean Water Act (33 U.S.C. 1251 ET SEQ.); and any related or analogous provisions under applicable state law.

                           (iii) "ENVIRONMENTAL PERMITS" shall mean all permits,
authorizations, registrations, certificates, licenses, approvals or consents required under or issued by any Governmental Entity pursuant to Environmental Laws.

                           (iv) "FORMER FACILITIES" shall mean any plants,
offices, land, manufacturing or other facilities formerly owned, operated, leased, managed, used, controlled or occupied by any Target Company in connection with the Business.

                           (v) "HAZARDOUS MATERIALS" shall mean any toxic or
hazardous substance, material or waste and any pollutant or contaminant, or infectious or radioactive substance or material, or any substances, materials and wastes defined or regulated under any Environmental Laws, including without limitation, petroleum, polychlorinated byphenyls and urea formaldehyde.

                           (vi) "PROPERTIES" means any of the current real
property owned, used or leased (whether as lessor or lessee) by a Target
Company.

                           (vii) "RELEASE" shall mean any intentional or
unintentional release, discharge, spill, leaking, pumping, pouring, emitting, emptying, injection, disposal or dumping.

                  (b) Each of the Target Companies and the Partners represents and warrants to Landec and New Apio that:

                           (i) ENVIRONMENTAL PERMITS. The Target Companies
possess all material Environmental Permits necessary in order to conduct the Business as it is now being conducted (including, without limitation, the leasing of farmland to growers). Each Environmental Permit issued to the Target Companies is in full force and effect. Each Target Company is in compliance with all material requirements, terms and provisions of the Environmental Permits issued to such Target Company and relating to the Business, and has filed on a timely basis (and updated as required) all reports, notices, applications or other documents required to be filed pursuant to the Environmental Permits.
SCHEDULE 4.21 lists all of the Environmental Permits relating to the Business which have been issued to or are held by any Target Company which by their terms or by operation of law will expire or otherwise become ineffective on or before the Closing Date or within sixty (60) days thereafter. The Target

Companies shall take all reasonable actions to have such Environmental Permits renewed or reissued to the appropriate Target Company prior to the Closing so as to allow New Apio to continue the Business without interruption after the Closing.

                           (ii) COMPLIANCE WITH ENVIRONMENTAL LAWS. The Business
and the Properties are, and at all times have been, in compliance in all material respects with all Environmental Permits and Environmental Laws applicable to the Business.

                           (iii) REPORTS, DISCLOSURES AND NOTIFICATIONS. Each
Target Company has filed on a timely basis (and updated as required) all reports, disclosures, notifications, applications, pollution prevention, stormwater prevention or discharge prevention or response plans or other emergency or contingency plans required to be filed under Environmental Laws applicable to the Business, including without limitation, Title III of the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 11001 ET SEQ.
SCHEDULE 4.21 lists all such reports, disclosures, notifications, applications and plans filed by Target Company under Environmental Laws within the last two
(2) years. All such reports, disclosures, notifications, applications and plans are true, accurate and complete.

                           (iv) NOTICES. No Target Company or Partner has
received any notice that any of the Properties or the Former Facilities: (i) is in violation of the requirements of any Environmental Permit or Environmental Laws; (ii) is the subject of any suit, claim, proceeding, demand, order, investigation or request or demand for information arising under any Environmental Permit or Environment Laws; or (iii) has actual or potential liability under any Environmental Laws, including without limitation CERCLA, RCRA, or any comparable state or local Environmental Laws.

                           (v) NO REPORTING OR REMEDIATION OBLIGATIONS. There
are no Environmental Conditions or other facts, circumstances or activities arising out of or relating to the Business, or the use, operation or occupancy by the Target Companies of the Properties or, to the knowledge of the Target Companies or the Partners after diligent inquiry, the Former Facilities that result or reasonably could be expected to result in (A) any obligation of a Target Company to file any report or notice, to conduct any investigation, sampling or monitoring or to effect any environmental cleanup or remediation, whether onsite or offsite; or (B) liability, either to Governmental Entities or third parties, for damages (whether to persons, property or natural resources), cleanup costs or remedial costs of any kind or nature whatsoever.

                           (vi) LIENS AND ENCUMBRANCE. No federal, state, local
or municipal governmental agency or authority has obtained or asserted an encumbrance or lien upon the Properties or any other assets of the Business or, to the knowledge of the Target Companies or the Partners after diligent inquiry, any of the Former Facilities as a result of any Release, use or cleanup of any Hazardous Material for which Target Company is legally responsible, nor has any such Release, use or cleanup occurred which could result in the assertion or creation of such a lien or encumbrance.

                           (vii) STORAGE TRANSPORT OR DISPOSAL OF HAZARDOUS
MATERIALS. Except as described in the reports listed or referred to in SCHEDULE 4.21:

                                    (A) There is not now nor has there ever been
located on any of the Properties, any areas or vessels used or intended for the treatment, storage or disposal of Hazardous Materials, including, but not limited to, drum storage areas, surface impoundments, incinerators, landfills, tanks, lagoons, ponds, waste piles or deep well injunction systems.

                                    (B) No Target Company, in connection with
the Business, has transported for, or arranged for the transportation of, storage, treatment or disposal, by contract, agreement or otherwise, or arranged for the transportation, storage, treatment or disposal of any Hazardous Material at or to any location including, without limitation, any location used for the treatment, storage or disposal of Hazardous Materials.

         4.22 PRODUCTS. Each of the products and services produced, sold or provided by the Target Companies in connection with the Business during the past five (5) years is, and at all times has been, in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations and is, and at all relevant times during the past five (5) years has been, fit for the ordinary purposes for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made in connection with the sale of such product or service. There is no design defect with respect to any of such products, and each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws and current industry practice with respect to its contents and use.

         4.23 PRODUCT LIABILITY. Except as described in SCHEDULE 4.23, there are no claims, actions, suits, inquiries, proceedings or investigations pending by or against any Target Company, relating to any products of the Business and containing allegations that such products are defective or were improperly designed or manufactured or improperly labeled or otherwise improperly described for use.

         4.24     LITIGATION; OTHER CLAIMS.

                  (a) Except as described in SCHEDULE 4.24, there are no notices, claims, actions, suits, inquiries, proceedings, or investigations against any Target Company, or any of its officers, directors or shareholders, relating to the Business, Target Companies' employees, or any of the Target Companies' customers or suppliers (including, without limitation, growers) which are currently pending or to the knowledge of any Target Company or Partner, threatened, at law or in equity or before or by any Governmental Entity, or which challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby, nor is any Target Company or Partner aware of any basis for such claims, actions, suits, inquiries, proceedings, or investigations; and no Governmental Entity has at any time challenged or questioned the legal right of any Target Company to process, offer or sell any of its products or services in the present manner or style thereof.

                  (b) There are no grievance or arbitration proceedings pending or to the knowledge of any Target Company or Partner, threatened, and there are no actual or to the knowledge of any Target Company or Partner, threatened strikes or work stoppages with respect to the Business or any Target Company's employees, nor is any Target Company or Partner aware of any basis for such proceedings or events.

         4.25 DEFAULTS. No Target Company is in default under or with respect to any judgment, order, writ, injunction or decree of any court or any Governmental Entity which could reasonably be expected to have a Material Adverse Effect on the Business. There does not exist any default by any Target Company or by any other Person, or event that, with notice or lapse of time, or both, would constitute a default under any agreement entered into by a Target Company as part of the operations of the Business which default could reasonably be expected to have a Material Adverse Effect on the Business, and no notices of breach thereof have been received by any Target Company.

         4.26 BROKERS AND FINDERS. Except as described in SCHEDULE 4.26, none of the Target Companies or Partners, nor any of their respective officers, directors, partners or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finder's fee in connection with the transactions contemplated by this Agreement.

         4.27 INSURANCE. SCHEDULE 4.27 lists all insurance policies and fidelity bonds relating to the Business. There is no claim by any Target Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies and bonds. All premiums due and payable under all such policies and bonds have been paid and each Target Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). There is no threatened termination of, or material premium increase with respect to, any of such policies.

         4.28 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, or to the actual or constructive knowledge of any Partner or Target Company any judgment, injunction, order or decree binding upon any Target Company which has or could be reasonably expected to have the effect of prohibiting or impairing any current or Proposed business practice of such Target Company, any acquisition of property by such Target Company or the conduct of business by such Target Company as currently conducted or as Proposed to be conducted except where such consequence would not have a Material Adverse Effect, individually or in the aggregate on the Business.

         4.29 MINUTE BOOKS. The minute books of the Target Companies made available to New Apio contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation or organization of each such Target Company through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

         4.30 CUSTOMERS AND SUPPLIERS. As of the date hereof, no customer which individually accounted for more than 5% of the gross revenues of the Business during the 12 month period preceding the date hereof has stated to any Target Company or Partner that it will stop, or materially decrease the rate of, buying services or products of the Business, or has at any time on or after December 31, 1998 decreased materially its usage of the services or products of the Business except to the extent that such cessation or decrease either occurs in the ordinary course of business, or would not have a Material Adverse Effect on the Business. As of the date hereof, no material supplier of the Business (including, without any limitation any lessor of real property or any supplier of produce) has indicated that it will stop, or materially decrease the rate of, supplying materials, products or services to the Business except to the extent that such cessation or decrease either occurs in the ordinary course of business, or would not have a Material Adverse Effect on the Business, individually or in the aggregate. No Target Company has knowingly breached, so as to provide a benefit to such Target Company that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of the Business.

         4.31 RELATED PARTIES. SCHEDULE 4.31.1 hereto lists each entity (other than the Target Companies) of which the Partners, in the aggregate, own more than twenty-five percent of the voting or equity interest ("RELATED PARTY") and which entity has transacted any business with the Target Companies during the last twelve months. SCHEDULE 4.31.2 hereto lists each debt owed to any Target Company by any Unacquired Party, Related Party or Partner or any debt owed by any Target Company to any Unacquired Party, Related Party or Partner (the "RELATED PARTY DEBT").

         4.32     REAL PROPERTY.

                  (a) SCHEDULE 4.10 sets forth a list of all of the Properties, and in the case of any leases, the name of the lessor or lessee, the date of the lease and each currently effective amendment thereto. All such leases are in full force and effect against the Target Company which is a party thereto and, to the knowledge of such Target Company, the other party thereto. All such current leases are valid and effective in accordance with their respective terms against such Target Company and to the knowledge of such Target Company, the other party thereto. The Target Companies have delivered to New Apio a true, correct and complete copy of each lease identified on SCHEDULE 4.10. The premises or property described in said leases are presently occupied, used or subleased by Target Company as lessee under the terms of said leases. The appropriate Target Company is the legal and equitable owner and holder of the leasehold interest in each such lease and has all right, title and interest of the lessee under the terms of said leases, free of all Liens except for the Permitted Liens and subleases, copies of which have also been listed on SCHEDULE
4.10. No Target Company is in default under any such leases (and has not caused an event which with notice or lapse of time, or both, would constitute a default), and to any Target Companies' or Partners' knowledge, the other party thereto is not in default (and has not caused an event which with notice or lapse of time, or both, would constitute a default) under any such leases.

                  (b) Any real property owned or leased by the Business currently has access to valid easements providing access to public roads, irrigation, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, if and to the extent necessary for the conduct of the Business as currently conducted and Proposed to be conducted.

                  (c) None of the material structures on any real property included in the Business encroaches upon the real property of another Person, and no structure of any other Person encroaches upon any real property included in the Business.

                  (d) No violation of any law, regulation or ordinance, including without limitation, laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters) relating to the Business currently exists or has existed at any time during the Target Companies' ownership of the Business, except for violations which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business or the Purchased Assets.

                  (e) The Target Companies owns without restriction, or have a valid and enforceable leasehold interest in, each piece of real property material to the operation of the Business as presently conducted and Proposed to be conducted. There is no restriction on any Target Company, nor will there be any restriction on New Apio upon the consummation of this Agreement, that prevents such parties from owning or leasing real property for use in the Business as currently conducted or Proposed to be conducted.

                  (f) Neither the Target Companies nor any Partner possess any information disclosing any condition or impairments (including the presence of Hazardous Materials, residual insecticides, herbicides and chemicals) in the soil quality thereof, which would materially adversely affect the farming operations currently conducted on the Properties, or as Proposed to be conducted on the Properties;

                  (g) The Properties possess water in sufficient quantity and quality to all the growers leasing such property to conduct their farming operations in a manner consistent with past farming operations as of the date hereof;

                  (h) All wells, pumps and irrigation equipment operated on the Properties are in reasonable operating condition and repair given the age of such assets and customary wear and tear experienced in operations normally conducted on the Properties;

                  (i) To the knowledge of the Target Companies and Partners the crop rotation policies on all of the Properties are consistent with good farming practice and such policies will not result in the inability of future farmers of such land to achieve production levels similar to past production levels.

         4.33 CONTRACTS. Except as listed or described on SCHEDULE 4.33 or any other Schedule of this Agreement (such contracts, or those which should have been listed on SCHEDULE 4.33, are herein referred to as the "MATERIAL CONTRACTS"), as of or on the date hereof, the Target Companies are not a party to or bound by, any written or oral leases, agreements or other contracts or legally binding contractual rights or contractual obligations or contractual commitments (each a "CONTRACT" and collectively, the "CONTRACTS") relating to or in any way affecting the operation or ownership of the Business that are of a type described below and no such agreements are currently in negotiation or proposed:

                  (a) any consulting agreement pursuant to which the Target Company is to receive consulting services (other than consulting agreements that may be terminated by the Company on not more than 30 days notice without penalty), employment agreement, change-in-control agreement, or collective bargaining arrangement with any labor union;

                  (b) any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of $100,000;

                  (c) any Contract for the purchase, maintenance or acquisition, or the sale or furnishing, of materials, supplies, merchandise, machinery, equipment, parts or other property or services (except if such Contract is made in the ordinary course of business and requires aggregate future payments of less than $100,000);

                  (d) any Contract, other than trade payables in the ordinary course of business, relating to the borrowing of money, or the guarantee of another Person's borrowing of money, including, without limitation, any notes, mortgages, indentures and other obligations, guarantees of performance, agreements and instruments for or relating to any lending or borrowing, including assumed indebtedness, other than any contract with an insurance carrier under which the Target Company is responsible for the payment of insurance premiums whether or not such premiums are first collected by the Target Company;

                  (e) any Contract granting any Person a Lien (other than Permitted Liens) on all or any part of the assets of the Target Company;

                  (f) any Contract for the cleanup, abatement or other actions in connection with Hazardous Materials (as defined in SECTION 4.21), the remediation of any existing environmental liabilities or relating to the performance of any environmental audit or study;

                  (g) any Contract granting to any Person an option or a first refusal, first-offer or similar preferential right to purchase or acquire any material assets of the Target Company;

                  (h) any Contract with any agent, distributor or representative which is not terminable by the Target Company upon ninety (90) calendar days or less notice without penalty;

                  (i) any Contract under which such Target Company is (A) a lessee or sublessee of any machinery, equipment, vehicle or other tangible personal property, or (B) a lessor of any tangible personal property owned by such Target Company, in either case having an original purchase price or requiring aggregate lease payments in excess of $100,000;

                  (j) any Contract under which the Target Company has granted or received a license or sublicense or under which it is obligated to pay or has the right to receive a royalty, license fee or similar payment, in either case which provides for payments over the life of such Contract in excess of $100,000, except such Contracts with insurance companies whereby the Target Company is acting as an insurance producer and has the right to receive any commission payments;

                  (k) any Contract concerning a Related Party;

                  (l) any Contract providing for the indemnification or holding harmless of any officer, director, employee or other Person;

                  (m) any Contract (A) for purchase or sale by the Target Company of any real property on which the Target Company conducts any aspect of the Business, (B) granting any options to lease or purchase all or any portion of the Properties, or (C) providing for labor, services or materials to the Properties (including, without limitation, brokerage or management services) involving aggregate future payments of more than $100,000;

                  (n) any Contract limiting, restricting or prohibiting the Target Company from conducting business anywhere in the United States or elsewhere in the world;

                  (o) any joint venture or partnership Contract;

                  (p) any lease, sublease or associated agreements relating to the leased Properties (as defined in SECTION 4.10);

                  (q) any Contract requiring prior notice, consent or other approval upon a change of control in the equity ownership of the Target Company, which, if amended, modified or terminated as a result of, relating to or in connection with a failure to provide prior notice, or gain such consent or approval, would result in a Material Adverse Effect;

                  (r) any Contract under which the Target Company would be considered an employee benefit plan "administrator" as such term is defined in
Section 3(16) of ERISA or a "fiduciary" as such term is defined in Section 3(21) of ERISA; or

                  (s) any other Contract, whether or not made in the ordinary course of business, which involves future payments by the Target Company in excess of $100,000.

         The Target Companies and Partners have provided Landec or its counsel with a true and complete copy of each written Material Contract and a true and complete summary of each oral Material Contract, in each case including all amendments or other modifications thereto. Except as set forth on SCHEDULE 4.33, each Material Contract is a valid and binding obligation of, and enforceable in accordance with its terms against the Target Company and, to the knowledge of the Target Companies and Partners, the other parties thereto, and is in full force and effect, subject only to bankruptcy, reorganization, receivership and other laws affecting creditors' rights generally and equitable principles. Except as set forth on SCHEDULE 4.33, the Target Companies have performed in all material respects all obligations required to be performed by them as of the date hereof and will have performed in all material respects all obligations required to be performed by them as of the Closing under each Material Contract and the Target Companies and Partners have not, nor, to the knowledge of the Target Companies and Partners, is any other party to any Material Contract in breach or default thereunder, and, to the knowledge of the Target Companies and Partners, there exists no condition which would, with or without the lapse of time or the giving of notice, or both, constitute a breach or default thereunder. The Target Companies and Partners have not been notified that any party to any Material Contract intends to cancel, terminate, not renew, or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

         4.34 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Target Companies or Partners herein or in any Schedule hereto, including the Target Company Disclosure Schedule, or certificate furnished by such Target Company or Partner pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing any untrue statement of a material fact, or omits or, to the knowledge of any Partner or Target Company will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

5.       CERTAIN SHAREHOLDER REPRESENTATIONS.

         Each Partner represents and warrants severally for himself or itself and not jointly to Landec and New Apio that:

         5.1 RESTRICTED SHARES; RULES 144 AND 145. Each Partner is aware that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Each Partner is aware of the provisions of Rules 144 and 145 promulgated under the Securities Act which permit limited resale of shares received in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations. Each Partner is further aware that the Shares shall bear the following legends:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULES 144 AND/OR 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH THE PROVISIONS OF SUCH RULE."

         5.2 EXPERIENCE. Each Partner is capable of evaluating the merits and risks of his or its investment in Landec and has the capacity to protect his or its own interests. In addition, each Partner recognizes that a holding in Landec is highly speculative and involves significant risks including a complete loss of such holding. Finally, each Partner represents that he or it is an "ACCREDITED INVESTOR" as defined in Rule 501(a) of Regulation D of the Securities Act.

         5.3 INVESTMENT. Each Partner is acquiring the Shares for investment for his or its own accounts, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Each Partner understands that the Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon among other thing, the bona fide nature of the investment intent and the accuracy of each Partner's representations as expressed herein.

         5.4 PUBLIC MARKET; NO FEDERAL OR STATE APPROVAL. Each Partner understands that while a public market currently exists for the Common Stock of Landec, that Landec has made no assurances that a public market will continue to exist in the future. Each Partner understands that no Federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Shares.

         5.5 ACCESS TO DATA. Each Partner has had an opportunity to discuss the business, management and financial affairs of Landec and New Apio with its management. Each Partner has also had opportunity to ask questions of officers of Landec, which questions were answered to his or its satisfaction.

6.       REPRESENTATIONS AND WARRANTIES OF LANDEC AND NEW APIO.

         Each representation and warranty set forth below is qualified by any exception or disclosures set forth in the Landec Disclosure Schedule attached hereto, which exceptions specifically reference the Section(s) to be qualified. In all other respects, each representation and warranty set out in this Section 6 is not qualified in any way whatsoever, will not merge on Closing or by reason of the execution and delivery of any agreement, document or instrument at the Closing, will remain in force on and after the Closing, is given with the intention that liability is not confined to breaches discovered before Closing, is separate and independent. Each of Landec and New Apio represents and warrants to the Target Companies and Partners as follows:

         6.1 ORGANIZATION. Landec and New Apio are corporations duly formed and validly existing under the laws of California and Delaware, respectively, each of which has full corporate power and authority and the legal right to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by them pursuant hereto, and to consummate the transactions contemplated hereby and thereby.

         6.2 AUTHORITY. The execution and delivery of this Agreement (and all other agreements and instruments contemplated hereunder) by Landec and New Apio, the performance by Landec and New Apio of its obligations hereunder and thereunder, and the consummation by Landec and New Apio of the transactions contemplated hereby and thereby have been duly authorized by all necessary action by the Boards of Directors of Landec and New Apio and the shareholders of New Apio, and no other act or proceeding on the part of Landec, New Apio or their respective shareholders is necessary to approve the execution and delivery of this

Agreement and such other agreements and instruments, the performance by Landec and New Apio of their respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. The signatory officers of Landec and New Apio have the power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by them pursuant hereto, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by them pursuant to the provisions hereof and thereof.

         6.3 EXECUTION AND BINDING EFFECT. This Agreement has been duly and validly executed and delivered by Landec and New Apio and constitutes, and the other agreements and instruments to be executed and delivered by them pursuant hereto, upon their execution and delivery by New Apio, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by each of the Target Companies and Partners), legal, valid and binding agreements of Landec and New Apio, enforceable against them in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other laws affecting the enforcement of creditors' rights generally or provisions limiting competition, and by equitable principles.

         6.4 CONSENT AND APPROVALS. There is no requirement applicable to Landec or New Apio to make any filing, declaration or registration with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity (a "LANDEC CONSENT") as a condition to the lawful consummation by Landec or New Apio of the transactions contemplated by this Agreement and the other agreements and instruments to be executed and delivered by them pursuant hereto, except for filings (a) which are referred to in the Landec Disclosure Schedule or (b) the failure of making which would not have a Material Adverse Effect on the transactions contemplated hereby.

         6.5 NO VIOLATION. Neither the execution, delivery and performance of this Agreement and of all the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Landec or the Certificate of Incorporation or Bylaws of New Apio, (b) conflict with or result in a violation or breach of, or constitute a default or require consent of any Person (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any notice, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Landec or New Apio is a party or by which Landec, New Apio or any of their respective Properties or assets may be bound, or (c) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any Governmental Entity applicable to Landec or New Apio or by which any of their respective Properties or assets may be bound.

         6.6 ACCESS TO DATA. Landec and New Apio have reviewed all documents, records and information (including, without limitation, all facts, documents, records and information pertaining to the Target Companies) which Landec and New Apio have desired to review in connection with their decision to enter into this Agreement and to consummate the transactions contemplated hereby. Landec and New Apio have relied solely on their own knowledge, judgment and experience (or that of their advisors) and the representations contained in this Agreement and the schedules hereto in making the decision whether to enter into this Agreement and to consummate the transactions contemplated hereby, and Landec and New Apio have not relied upon any representation, warranty, statement, advice, document projection or other information of any type provided by any Target Company or Partner or its or their directors, officers, employees, partners or agents (whether during Landec and New Apio's due diligence or otherwise) other than the representations and warranties of each Target Company and Partner (including all of the schedules hereto), expressly set forth in this Agreement. Each of Landec and New Apio acknowledges and agrees that, except for the representations and warranties of each Target Company and Partner expressly set forth in this Agreement (including all schedules hereto), none of the Target Companies or Partners nor any of its or their directors, officers, employees or agents has made or is making, any representation or warranty, written or oral, to Landec or New Apio concerning any Target Company or its Business, financial statements, financial condition, the Business as it is Proposed to be conducted or any other matter whatsoever. Landec and New Apio further understand and agree that the Geneva Report is attached hereto and referred to herein solely for the purpose of defining the term "Business as it is Proposed to be conducted," and for no other purpose and such attachment and reference thereto shall not serve to incorporate the Geneva Report into this Agreement in any way or make or deem to make any statement or term in the Geneva Report (including, without limitation, any financial projections) a representation or warranty of this Agreement.

         6.7      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Landec has filed and made available to the Partners all forms, reports and documents required to be filed by Landec with the SEC (collectively, the "Landec SEC Reports") since October 31, 1998. The Landec SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and/or the Securities Exchange Act of 1934, as amended, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a subsequent filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in such Landec SEC Reports, in the light of the circumstances under which they were made, not misleading.

                 (b) Each of the consolidated financial statements (including, in each case any related notes) contained in the Landec SEC Reports (the "Landec Financial Statements") complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP as consistently applied throughout the periods involved (except as may be indicated in the notes to such financial statements, or in the case of unaudited statements, as permitted by Form 10-Q or 8-K promulgated by the SEC), and fairly presented the consolidated financial position of Landec as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were subject to normal and recurring year-end adjustments which were not material in amount.

         6.8 STATUS OF SHARES. The Shares to be issued and delivered pursuant to this Agreement and the transactions contemplated hereby as the Merger Consideration have been duly authorized and, when issued in accordance with the terms of this Agreement and the transactions contemplated hereby, will be validly issued, fully paid and nonassessable.

7.       COVENANTS.

         7.1      ACCESS TO INFORMATION.

                  (a) During the period from the date of this Agreement until the Closing, the Target Companies will permit Landec and New Apio upon reasonable advance notice to make a full and complete investigation of the Business and to receive from each Target Company all information of such Target Company relating to the Business. Without limiting this right, the Target Companies will give to Landec, New Apio and their accountants, legal counsel, and other representatives full access, during normal business hours, at a mutually agreeable location arranged in advance, to all of the books, records, files, documents, Properties, and contracts of the Target Companies relating to the Business and allow Landec, New Apio and any such representatives to make copies thereof, all of which shall be made available in an organized fashion and so as to facilitate an orderly review. This Section 6.1 shall not affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement. The Target Companies shall maintain and make available the information and records specified in this Section 6.1(a) in the ordinary course of the Target Companies' business and document retention policies, as if the transactions contemplated by this Agreement had not occurred.

                  (b) At all times following the Closing, each party shall provide the other parties (at such other party's expense) with such reasonable assistance, including the provision of available relevant records or other information and reasonable access to and cooperation of any employees, as may be reasonably requested by either of them in connection with any litigation, any investigation or inquiry by any Governmental Entity, the preparation of any financial statement or tax return, any audit or examination by any taxing authority, or any judicial or administrative proceeding relating to liability for Taxes.

         7.2 THIRD PARTY CONSENTS. The Target Companies, Landec and New Apio shall use commercially reasonable efforts to obtain, within the applicable time periods required, all Required Consents (marked with an asterisk), waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or Governmental Entities which are necessary in order for each of them, respectively, to consummate the transactions contemplated by this Agreement so as to preserve all rights of, and benefits to, the New Apio in the Purchased Assets.

         7.3 CERTAIN NOTIFICATIONS. At all times prior to the Closing, the Target Companies, Landec and New Apio shall promptly notify the other party in writing of the occurrence of any event known to them which will result, or has a reasonable prospect of resulting, in the failure to satisfy any of the conditions specified in Section 8 or Section 9 of this Agreement.

         7.4 EFFORTS TO CLOSE. Each of the parties shall use commercially reasonable efforts (i) to cause to be fulfilled and satisfied all of the conditions to the Closing set forth in Sections 8 and 9 below, and (ii) to cause to be performed all of the matters required of it at the Closing.

         7.5 TARGET COMPANIES' CONDUCT OF THE BUSINESS PRIOR TO CLOSING. During the period from the date of this Agreement to the Closing, the Target Companies will conduct the Business in its ordinary course, consistent with past practice, and will use all reasonable efforts to preserve intact all rights, privileges, franchises and other authority of the Business, to retain the employees, and to maintain favorable relationships with licensors, licensees, suppliers, contractors, distributors, customers, and others having relationships with the Business, in each case to the extent the same is in the reasonable opinion of management of the Target Companies still helpful to the Business. The Target Companies shall promptly notify Landec and New Apio promptly after they become aware thereof, of any event or occurrence or emergency not in the ordinary course of business, and any material event involving the Business. Without limiting the generality of the foregoing, and except as approved in writing by New Apio in advance, prior to the Closing, the Target Companies will not:

                  (a) Cause or permit any amendments to the Articles of Incorporation, Bylaws or partnership agreement, as applicable;

                  (b) Except as set forth on the Target Company Disclosure Schedule, declare or pay any dividends on or made any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

                  (c) Enter into any contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its contracts, which could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

                  (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any Target Company Securities;

                  (e) Transfer to any person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

                  (f) Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any material type or scope with respect to any of its products or technology;

                  (g) Sell, lease, license or otherwise dispose of or encumber any of its Properties or assets whose absence would have a Material Adverse Effect, individually or in the aggregate, on the Business, taken as a whole;

                  (h) Incur any indebtedness, including without limitation any operating lease or line of credit, for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others except borrowings under existing lines of credit;

                  (i) Pay, discharge or satisfy, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) of any material amount arising other than in the ordinary course of business;

                  (j) Make any capital expenditures, capital additions or capital improvements material to the Business in excess of $100,000 in the aggregate;

                  (k) Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

                  (l) Terminate or waive any right of material value;

                  (m) Adopt or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees in each case other than in the ordinary course of business, consistent with past practice;

                  (n) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except in each case grants which are made in the ordinary course of business in accordance with past practice;

                  (o) Commence a lawsuit other than for the routine collection of bills;

                  (p) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole;

                  (q) With respect to each of the Acquired Corporations, cease to qualify as an S corporation for federal and all applicable state income tax purposes and other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes;

                  (r) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable;

                  (s) Agree in writing or otherwise to take, any of the actions described in Sections 7.5(a) through (r) above.

         7.6 NO OTHER BIDS. Until the earlier to occur of (a) the Closing or (b) the termination of this Agreement in accordance with its terms, no Target Company or Partner shall, and no

Target Company or Partner shall authorize any of its officers, directors, partners, employees or other representatives to, directly or indirectly, (i) initiate, solicit or encourage (including by way of furnishing information regarding the Business) any inquiries, or make any statements to third parties which may reasonably be expected to lead to any proposal concerning the sale of the Target Companies or the Business (whether by way of merger, purchase of capital shares, purchase of assets or otherwise), or (ii) negotiate, engage in any substantive discussions, or enter into any agreement, with any Person concerning the sale of the Target Companies or the Business (whether by way of merger, purchase of capital shares, purchase of assets or otherwise).

         7.7      SECTION 338(h)(10) ELECTIONS.

                  (a) Each Partner agrees to join with Landec and New Apio in making an election under Sections 338(h)(10) and 338(g) of the Code and any corresponding elections permitted under state, local, or foreign tax law (hereinafter referred to as the "338 ELECTIONS") with respect to the purchase and sale of the capital stock of South Coast Paper Company, Inc. and Cal-Ex Trading Company, Inc. hereunder. Each Partner shall (i) take, and cooperate with Landec and New Apio in taking, all actions necessary and appropriate (including the filing of such forms, returns, elections, schedules and other documents as may be required) to effect and preserve timely 338 Elections in accordance with
Section 338 of the Code (and corresponding provisions of California tax law), and any successor provisions, as promptly as practicable after the Closing, but not later than the date which is the latest date for making such 338 Elections, and from time to time thereafter, and (ii) report the sale of such stock pursuant to this Agreement consistent with the 338 Elections and take no position contrary thereto or inconsistent therewith in any Return, any discussion with, or proceeding before any Tax authority or otherwise. The parties further agree that any reports, filing, schedules, or Returns which any of the parties may be required to file with the Internal Revenue Service or any other Tax Authority relative to the allocation of the consideration for such stock among the assets of the Business will be consistent with the information set forth in SCHEDULE 7.7 hereto (which shall be prepared and made a part of this agreement prior to the Closing as provided in Section 7.5). Landec and New Apio shall not make an election under Section 338 of the Code (and corresponding provisions of applicable state law) by or on behalf of Pacific West Produce Marketing, Inc.

                  (b) Each Partner acknowledges that the filing of the 338 Elections as well as the Acquired Corporations' prior status as entities other than S-Corporations will give rise to certain tax liabilities for both the Partners and the Target Companies, pursuant to Sections 338 and 1374 of the Code and corresponding provisions of California tax law and Cal. Rev. & Tax Code
Section 23802. Each Partner will be responsible for any tax imposed on him or incurred by the Target Company attributable to the making of the 338 Elections, and notwithstanding any other provision of this Agreement to the contrary, will indemnify Landec, New Apio and the Target Companies for such Taxes.

         7.8      ADDITIONAL TAX MATTERS.

                  (a) MERGER. The parties intend that the acquisition by New Apio of Apio, Inc. will be a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the

Code and corresponding provisions of state tax laws. Each party to this Agreement agrees to report such acquisition consistently with such intent and shall not take any position contrary thereto or inconsistent therewith in any Return, any discussion with, or proceeding before any Tax Authority or otherwise. The parties further agree that any reports, filings, schedules or Returns which any of the parties may be required to file with the Internal Revenue Service or other Tax Authority relative to the allocation of consideration for the Target Company Securities among the Target Companies will be consistent with the allocations set forth in this Agreement and the Schedules hereto.

                  (b) TAX PERIODS ENDING ON OR PRIOR TO THE CLOSING. The Target Companies' Representative shall prepare, or cause to be prepared, the S Corporation and partnership income and franchise Tax Returns for the Target Companies (including returns for the S Termination Year (as defined by Section 1362(e) of the Code)) for all periods ending on or prior to the Closing, and the Target Companies' Representative will file all such Returns by their respective due dates. The Target Companies' Representative shall permit Landec, New Apio or their designee to review, comment and approve (which approval shall not be unreasonably withheld) on each such income and franchise Tax Return prior to filing. Each Partner shall have paid or shall pay his respective portion of all income and franchise taxes due with respect to the periods covered by such Tax Returns relating to Taxes of the Target Companies.

                  (c) COOPERATION ON TAX MATTERS. Landec, New Apio and the Partners shall cooperate fully, as and to the extent reasonably requested by the other party in connection with the filing of tax returns and elections pursuant to Sections 7.7 and 7.8 as provided further in subsection (g) below.

                  (d) TAX SHARING AGREEMENTS. Any Tax sharing agreements or similar agreements in effect with respect to or involving a Target Company shall be terminated as of the Closing, and as of the Closing, no Target Company shall be bound thereby or have any liability thereunder.

                  (e) AMENDED RETURNS. Landec and New Apio covenant and agree that neither of them will cause or permit any of the Acquired Corporations to amend any S Corporation Tax Return or file any claim for refund with respect to such Returns for any period prior to or including the Closing without the written consent of the Target Companies' Representative, which consent may be withheld in the absolute discretion of the Target Companies' Representative.

                  (f) STATUTES OF LIMITATIONS. Neither Landec nor New Apio may agree to extend or to waive any statue of limitations with respect to any S Corporation Tax Returns of the Acquired Corporation for any period prior to or including the Closing without the written consent of the Target Companies' Representative which consent may be withheld in the absolute discretion of the Target Companies' Representative.

                  (g)      TAX CONTESTS.

                           (i) The Target Companies' Representative shall have
the right, at the Partners' expense to control any audit or examination by any taxing authority, and to contest, resolve, and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes of any of the Acquired Corporations, for any Tax proceeding with respect to the S corporation Returns for periods ending on or before the Closing. With respect to the items described in the preceding sentence, the Target Companies' Representative shall consult with Landec with respect to such proceedings and shall not settle any such proceedings, or file any amended return relating to such proceedings without the consent of Landec, which consent shall not be unreasonably withheld.

                           (ii) Except as provided in the preceding paragraph,
Landec shall have the right, at its expense, to control any audit or examination by any taxing authority, and to contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating to any and all Taxes of any of the Acquired Corporations. With respect to the items described in the preceding sentence, Landec shall consult with the Target Companies' Representative with respect to the resolution of any such proceedings to the extent that such resolution would result in the Partners having any liability for taxes or having an obligation to indemnify under this Agreement, and Landec will not settle any such proceedings or file any amended return relating to such a period without the consent of the Target Companies' Representative (which consent shall not unreasonably be withheld) if such settlement or amendment would result in the Partners having any liability for Taxes or having an obligation to indemnify under this Agreement.

                  (h) TAX CERTIFICATE. The facts and representations set forth in the tax representation letter delivered by Apio, Inc. to Orrick, Herrington & Sutcliffe LLP pursuant to Section 8.14 are true and will continue to be true as of the Effective Time.

         7.9 POST-CLOSING ACCESS TO INFORMATION. If, after the Closing, in order properly to operate the Business or prepare documents or reports required to be filed with governmental authorities or New Apio's financial statements, it is necessary that New Apio obtain additional information within a Partner's possession relating to the Business, such Partner will furnish or cause its representatives to furnish such information to New Apio at New Apio's expense. Such information shall include, without limitation, all agreements between such Partner and any Person relating to the Business. The Partners shall maintain and make available the information and records specified in this Section 7.9 for a period of seven (7) years after the Closing or shall give New Apio a reasonable opportunity to take possession of any such documents which the Partner is going to destroy or have destroyed.

         7.10 POST-CLOSING COOPERATION. Each of the Partners agrees that, if reasonably requested by New Apio, it will cooperate with New Apio, at New Apio's expense, in enforcing the terms of any agreements between such Partner and any third party involving the Business, including without limitation terms relating to confidentiality and the protection of intellectual property rights and the lease or purchase of real property. In the event that New Apio is unable to enforce its real or intellectual property rights against a third party as a result of a rule or law barring enforcement of such rights by a transferee of such rights, such Partner agrees to reasonably cooperate with New Apio by assigning to New Apio such rights as may be required by New Apio to enforce its real or intellectual property rights in its own name. If such assignment still does not permit New Apio to enforce its real or intellectual property rights against the third party, such Partner agrees to initiate proceedings against such third party in such Partner's name, provided that New Apio shall be entitled to participate in such proceedings and provided further that New Apio shall be responsible for the expenses of such proceedings.

         7.11 PUBLIC ANNOUNCEMENTS. On and prior to the Closing Date, New Apio and the Target Companies' Representative shall advise and confer with each other prior to the issuance of any reports, statements or releases concerning this Agreement (including the exhibits and schedules hereto) and the transactions contemplated herein. Neither New Apio nor any Target Company or Partner will make any public disclosure prior to the Closing or with respect to the Closing unless both parties agree on the text and timing of such public disclosure; PROVIDED, HOWEVER, that nothing contained herein shall prevent either party at any time from furnishing any information to any Governmental Entity. Immediately after this Agreement is signed, all of the parties will make public announcements regarding the transactions contemplated hereby; the text of such public announcements will be reviewed by the parties prior to release.

         7.12 POST-CLOSING ACTIONS. Subsequent to the Closing, each Partner shall, from time to time, execute and deliver, upon the request of New Apio, all such other and further materials and documents and instruments of conveyance, transfer or assignment as may reasonably be requested by New Apio to effect, record or verify the transfer to, and vesting in New Apio, of such Target Company's right, title and interest in and to the Business and the Target Company Securities, free and clear of all Liens, in accordance with the terms of this Agreement.

         7.13 COLLECTION OF ACCOUNTS RECEIVABLE. Landec and New Apio agree that New Apio will be permitted to collect all accounts receivable of the Target Companies that accrued prior to the Closing substantially in accordance with the methods used by each such Target Company to collect the same. If more than one invoice is outstanding for a customer, and it is not otherwise clear after investigation which invoice a particular payment relates to, the "first-in, first-out" principle shall be applied in determining the invoice to which a payment relates. Neither Landec nor New Apio shall direct or encourage any account debtor to specify the invoice to which a payment relates other than pursuant to the "first-in, first-out" principle. Prior to any claim against any Target Company or Partner by Landec or New Apio hereunder for the non-collection of any account, the Target Companies' Representative shall be notified of the delinquent account by Landec or New Apio and thereafter given a period of sixty
(60) days in which to be able to attempt to collect the same.

         7.14 RELEASE OF GUARANTEES. New Apio shall use all commercially reasonable efforts and good faith to have the Partners and their spouses released from any and all guarantees on any indebtedness that they personally guaranteed for the benefit of the Target Companies as set forth on SCHEDULE 7.14, with all such guarantees being assumed by New Apio or Landec, if necessary to achieve such releases. If any guaranteed indebtedness is repaid in full prior to the Closing and such guarantees shall as a result thereof have no further force and effect, then New Apio shall not be obligated to obtain release of such guarantee. In the event that New Apio cannot obtain such releases from the lenders of any such guaranteed indebtedness, New Apio agrees to indemnify, defend and hold harmless the Partners and their spouses against any and all claims made under such guarantees.

         7.15 NO DISPARAGEMENT. From and after the Closing, the Partners shall not, in any way or to any person or entity or governmental or regulatory body or agency, denigrate or derogate Landec or any of its direct or indirect subsidiaries, or any officer, director or employee, or any product or service or procedure of any such company whether or not such denigrating or derogatory statements shall be true and are based on acts or omission which are learned by the Partners from and after the date hereof or on acts or omissions which occur from and after the date hereof, or otherwise. A statement shall be deemed denigrating or derogatory to any person or entity if it adversely affects the regard or esteem in which such person or entity is held by investors, lenders or licensing, rating or regulatory entities. Without limiting the generality of the foregoing, none of the Partners shall directly or indirectly in any way in respect of any such company or any such directors or officers, communicate with, or take any action which is adverse to the position of any such company with any person, entity or governmental or regulatory body or agency who or which has dealings or prospective dealings with any such company or jurisdiction or prospective jurisdiction over such company. This paragraph does not apply to the extent that testimony is required by legal process; PROVIDED, that Landec has received not less than five (5) days' prior written notice of such proposed testimony or such lesser notice as the Partners shall have received.

         7.16 FORM S-8. As soon as practicable after the Closing, Landec shall file a registration statement on Form S-8 (or any successor or other appropriate form) under the Securities Act with respect to the shares of Landec Common Stock subject to the options granted under the Tompkins Employment Agreement.

         7.17 APS. New Apio agrees to indemnify and hold harmless the Partners who are partners of APS against any liabilities of APS incurred by APS prior to Closing which are reflected in the Unaudited Financials or incurred in the ordinary course of business since September 30, 1999, except for liabilities not covered in the foregoing clause that are or should have been disclosed on the Target Company Disclosure Schedule.

8. CONDITIONS TO LANDEC'S AND NEW APIO'S OBLIGATIONS.

         The obligations of Landec and New Apio under this Agreement are subject to the fulfillment, prior to or on the Closing, of each of the following conditions, all or any of which may be waived by Landec and New Apio in writing, except as otherwise provided by law:

         8.1      REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE; CERTIFICATE.

                  (a) The representations and warranties of the Target Companies and Partners contained in this Agreement shall be true and correct in every material respect as of the date hereof (for purposes of the foregoing clause, the term "material" shall mean a matter which has or would reasonably be expected to result in Damages (as hereinafter defined) in excess of $250,000);

                  (b) There shall have been no act of fraud or intentional misrepresentation by any Partner or Target Company in connection with the negotiation and execution of this Agreement any related agreements;

                  (c) Each Target Company shall have performed and complied with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing;

                  (d) The conditions set forth in this Section 8 shall have been fulfilled or satisfied, unless otherwise waived in writing by Landec and New Apio; and

                  (e) Landec and New Apio shall have received a certificate, dated as of the Closing, signed and verified by an officer or partner of each Target Company on behalf of such Target Company certifying to the matters set forth in Sections 8.1(a), (b) and (c) above.

         8.2 CONSENTS. All Governmental Authorizations and Required Consents shall have been obtained.

         8.3      NO PROCEEDINGS OR LITIGATION.

                  (a) No preliminary or permanent injunction or other order shall have been issued by any Governmental Entity, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any Governmental Entity which prevents the consummation of the transactions contemplated by this Agreement.

                  (b) No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced and be pending against any of the parties, or any of their respective Affiliates, associates, officers or directors, seeking to prevent transactions contemplated by this Agreement or asserting that the Merger or the sale of the Target Company Securities, would be illegal or create liability for damages.

         8.4 DOCUMENTS. This Agreement, the exhibits and schedules attached hereto, and any other instruments of conveyance and transfer and all other documents to be delivered by the Target Companies at the Closing shall have been delivered and be in full force and effect.

         8.5 GOVERNMENTAL FILINGS. The parties shall have made any required filing with Governmental Entities in connection with this Agreement and the exhibit agreements, and any approvals related thereto shall have been obtained or any applicable waiting periods shall have expired or terminated. If a proceeding or review process by a Governmental Entity is pending in which a decision is expected, New Apio shall not be required to consummate the transactions contemplated by this Agreement until such decision is reached or rendered, notwithstanding New Apio's legal ability to consummate the transactions contemplated by this Agreement prior to such decision being reached or rendered.

         8.6 LEGAL OPINION. Landec and New Apio shall have received a legal opinion from McCutchen, Doyle, Brown & Enersen, LLP, legal counsel to the Target Companies, dated the Closing, in the form attached hereto as EXHIBIT C-1.

         8.7 SHAREHOLDER APPROVAL. If such approval is required, the shareholders of Landec shall have approved the transactions contemplated hereby in a manner approved by the SEC and the NASD.

         8.8 AVAILABILITY OF TARGET COMPANIES' REPRESENTATIVE. The Target Companies' Representative shall not have died, or in the reasonable, good faith judgment of Landec become permanently disabled or temporarily disabled for a period in excess of one hundred twenty (120) days.

         8.9 ADDITIONAL AGREEMENTS. Nicholas Tompkins shall have entered into the Employment Agreement attached hereto as EXHIBIT B (the "TOMPKINS EMPLOYMENT AGREEMENT"), the parties shall have entered into the Escrow Agreement attached hereto as Exhibit A, and Nicholas Tompkins, San Ysidro Farms and Edward Silva & Sons shall have entered into the Farmer Agreements and the related Crop Exhibits and Edward W. Silva, Jr., Larry J. Silva, Roy E. Killgore, and John W. Maulhardt shall have entered into the Non-Competition Agreements (collectively, the "GROWER AGREEMENTS") attached hereto as EXHIBIT E and Tim Murphy shall have entered into the Employment Agreement attached hereto as EXHIBIT F (the "MURPHY EMPLOYMENT AGREEMENT").

         8.10 TERMINATION OF RELATED PARTY DEBT. Each Related Party Debt owed to or guaranteed by any Target Company shall have been satisfied, and in the case of any guarantees, shall have been released. The note payable of Pacific West Produce Marketing, Inc. with Fred Berger will have been assumed by the shareholders of Pacific West Produce Marketing, Inc.

         8.11 GUARANTEE RELEASE AND INDEMNIFICATION. Each outstanding guarantee of any Target Company that relates to an obligation of any Related Party, including but not limited to, such guarantees listed on Schedule 4.15, shall have been released; provided that to the extent that any Target Company has not been released from any such guarantee, the Partners agree to protect, defend, indemnify and hold harmless, Landec, New Apio and each of their respective Affiliates from and against any and all losses, costs, damages, liabilities fees (including without limitation reasonable attorneys' fees) and expenses that Landec, New Apio or any of their respective Affiliates incurs by reason of or in connection with any claim, demand, action or cause of action resulting from any such guarantee.

         8.12 TRANSFER OF OWNERSHIP IN UNACQUIRED PARTIES. To the extent that any Target Company owns or maintains an ownership interest in any Unacquired Party, such ownership interest shall have been transferred by such Target Company without any liability to the Target Company.

         8.13 FIRPTA MATTERS. At the Closing, the Target Companies shall deliver to Landec separate statements (in such form as may be reasonably requested by counsel to Landec) signed under penalty of perjury by each of the Partners, certifying as to such Partner's non-foreign status for purposes of U.S. income taxation and setting forth such Partner's tax identification number and home or principal address.

         8.14 TAX OPINION. Landec shall have received an opinion from Orrick, Herrington & Sutcliffe LLP, in the form and substance reasonably satisfactory to Landec, dated as of the Closing, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Prior to the Closing, Apio, Inc. shall execute and deliver to Orrick, Herrington & Sutcliffe LLP a tax representation letter in customary form reasonably satisfactory to such counsel, which may be relied upon by such counsel in connection with its legal opinion contemplated by this Sections 8.13.

9. CONDITIONS TO TARGET COMPANIES' AND PARTNERS' OBLIGATIONS.

         The obligations of the Target Companies and Partners under this Agreement are subject to the fulfillment, prior to or on the Closing, of each of the following conditions, all or any of which may be waived in writing by the Target Companies' Representative, except as otherwise provided by law:

         9.1      REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE.

                  (a) The representations and warranties of Landec and New Apio contained in this Agreement shall be true and correct in all material respects as of the date hereof;

                  (b) Landec and New Apio shall have performed and complied with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing;

                  (c) The conditions set forth in this Section 9 shall have been fulfilled or satisfied, unless otherwise waived in writing by the Target Companies' Representative.

                  (d) The Target Companies shall have received certificates, dated as of the Closing, signed and verified by officers of Landec and New Apio, respectively, on behalf of such entities, certifying to the matters set forth in Sections 9.1(a) and 9.1(b).

         9.2 CONSENTS. All Landec Consents shall have been obtained.

         9.3 NO PROCEEDING OR LITIGATION.

                  (a) No preliminary or permanent injunction or other order shall have been issued by any Governmental Entity, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any Governmental Entity which prevents the consummation of the transactions contemplated by this Agreement.

                  (b) No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced and be pending against any of the parties, or any of their respective Affiliates, associates, officers or directors, seeking to prevent transactions contemplated by this Agreement or asserting that the Merger, or the transfer or sale of the Target Company Securities would be illegal or create liability for damages.

         9.4 GOVERNMENTAL FILINGS. The parties shall have made any filing required with Governmental Entities, and any approvals shall have been obtained or any applicable waiting periods shall have expired or terminated. If a proceeding or review process by a Governmental Entity is pending in which a decision is expected, Target Company shall not be required to consummate the transactions contemplated by this Agreement until such decision is reached or rendered, notwithstanding Target Company's legal ability to consummate the transactions contemplated by this Agreement prior to such decision being reached or rendered.

         9.5 LEGAL OPINION. The Target Companies shall have received a legal opinion from Orrick, Herrington & Sutcliffe LLP, legal counsel to Landec and New Apio, dated the Closing, in the form attached hereto as EXHIBIT B-2.

         9.6 ADDITIONAL AGREEMENTS. Landec shall have entered into the Tompkins Employment Agreement, Stock Option Agreements and Registration Rights Agreement, the Murphy Employment Agreement, the Indemnification Agreements and Confidential Information Agreements between New Apio and Tompkins and Murphy, the Pledge and Security Agreement and the Escrow Agreement.

         9.7 INTELLIPAC CONTRIBUTION. Landec shall have conveyed the Intellipac business and assets to New Apio pursuant to the Contribution Agreement attached hereto as EXHIBIT D.

10.      ESCROW AND INDEMNIFICATION.

         10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants to be performed prior to the Closing, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby and continue until the date three (3) years from the Closing (the "INDEMNITY TERMINATION DATE"); PROVIDED that if any claims for indemnification have been asserted with respect to any such representations, warranties and covenants prior to the Indemnity Termination Date, the representations, warranties and covenants on which any such claims are based shall continue in effect until final resolution of any claims, and PROVIDED, FURTHER, that representations, warranties and covenants relating to Taxes including those contained in Sections 7.7 and 7.8 and the representations and warranties listed in Section 4.20(b) (to the extent that such breach of Section 4.20(b) relates to any act or omission to act by any Target Company or Partner prior to January 1, 1997) shall survive until 30 days after expiration of all applicable statutes of limitation. All covenants to be performed after the Closing shall continue indefinitely.

         10.2 INDEMNIFICATION BY PARTNERS.

                  (a) INDEMNIFICATION. Subject to the limitations set forth in this Section 10.2, from and after the Effective Time, each of the Partners agree to protect, defend, indemnify and hold harmless Landec, New Apio and each of their respective Affiliates, officers, directors, employees, representatives and agents (each of the foregoing Persons is hereinafter referred to in this section individually as an "INDEMNIFIED PERSON" and collectively as "INDEMNIFIED PERSONS") from and against any and all losses, costs, damages, liabilities, fees (including without limitation reasonable attorneys' fees) and expenses (collectively, the "DAMAGES"), that any Indemnified Person incurs by reason of or in connection with (i) any claim, demand, action or cause of action resulting from any misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of the Target Companies or the Partners contained in this Agreement, including any schedules attached hereto or certificates referenced herein to be delivered at Closing; (ii) the failure of any Partner to make any Purchase Price Adjustment payment to New Apio; (iii) all Taxes resulting from the 338 Elections (or any comparable elections under foreign, state or local tax law) contemplated by Section 7.7, (iv) all Taxes of the Target Companies for any period prior to and including the Closing, (v) all Taxes resulting from the Merger failing to qualify as a reorganization under
Section 368(a) of the Code, including but not limited to Taxes imposed under
Section 1374 of the Code (or comparable provisions under foreign, state or local tax law), or (vi) any claim, demand, action or cause of action alleging that any Indemnified Person is liable for any indebtedness, liability or obligation of any Unacquired Party, whether such indebtedness, liability or obligation arose prior to or following the Closing. Such indemnity will be joint and several among the Partners with respect to clauses (ii) through (vi) of the foregoing sentence, but several and not joint in accordance with the pro rata portions set forth on Schedule 10.2 with respect to clause (i) of the foregoing sentence; provided that the several and not joint indemnity with respect to clause (i) shall be (I) joint and several as among Kathleen and Nicholas Tompkins, (II) joint and several as among Roy Killgore, John Maulhardt and San Ysidro Farms, and (III) joint and several as among Edward Silva, Larry Silva, Edward Silva & Sons, Inc., the Edward W. Silva, Jr. Revocable Trust dated August 6, 1989, and the Larry J. Silva Revocable Trust Dated July 31, 1990. Damages in each case shall be net of (A) the amount of any insurance proceeds and indemnity and contribution actually recovered by or on behalf of Landec and/or New Apio, and
(B) the value of any net tax benefit realized by an Indemnified Party in connection with the Damages suffered by such Indemnified Party which forms the basis of the Indemnifying Person's liability hereunder. Solely, in determining the amount of any Damages attributable to a breach, any materiality standard contained in a representation, warranty or covenant of the Partner or Target Company shall be disregarded.

                  (b) LIMITATION OF DAMAGES; BASKET. Notwithstanding the foregoing the following limitations shall exist on the indemnification provisions set forth in this Section 10.2:

                           (i) EXCEPTIONS. There shall be no threshold, basket
or other limitation on (I) the indemnity obligations of the Partners with respect to their Tax responsibilities hereunder, (II) any act of fraud by any Target Company or Partner, (III) any liability associated with a breach of the representations and warranties listed in Section 4.20(b) (to the extent that such breach relates to any act or omission to act by any Target Company or Partner prior to January 1, 1997), or (IV) any liability associated with the non-performance of any of the covenants or agreements of the Target Companies or the Partners contained in this Agreement, including any schedules attached hereto or certificates referenced herein to be delivered at Closing.

                           (ii) BASKET. No Indemnified Party may receive any
payment pursuant to clause (i) of the first sentence of Section 10.2(a) unless and until a certificate signed by an Indemnified Party has been provided to the Target Companies' Representative identifying (I) Damages in the aggregate amount in excess of $425,000 which have been actually incurred by the Indemnified Parties in the aggregate, and which amount shall not be recoverable by such Indemnified Party or (II) the basis for a claim under Section (b)(i) above.

                           (iii) LIMITATIONS ON INDEMNIFICATION. Except for
Timothy Murphy, Nicholas Tompkins and Kathleen Tompkins (the "PRIMARY PARTNERS"), to whom this sentence shall not apply, the liability of each of the other Partners (the "OTHER PARTNERS") under clause (i) of the first sentence of
Section 10.2(a) hereof with respect to claims asserted prior to the Indemnity Termination Date shall be satisfied solely out of the Escrow Shares allocated to the Other Partners as set forth in SCHEDULE 2.3(c). In addition, in no event shall the aggregate liability of the Primary Partners under clause (i) of the first sentence of Section 10.2(a) hereof with respect to claims filed prior to the Indemnity Termination Date exceed twenty-five percent (25%) of the total amount of the Purchase Price that is eventually paid to the Primary Partners pursuant to Article 2 (valuing the Landec Common Stock, for purposes of this Section, at $6.00 per share) (the "TOTAL AMOUNT"), and PROVIDED FURTHER that in no event shall the aggregate liability of the Primary Partners under clause (i) of the first sentence of Section 10.2(a) hereof with respect to claims filed after the first anniversary of the Closing exceed fifteen percent (15%) of the Total Amount and PROVIDED FURTHER STILL, in no event shall the aggregate liability of the Primary Partners under clause (i) of the first sentence of
Section 10.2(a) hereof with respect to claims filed after the second anniversary of the Closing exceed ten percent (10%) of the Total Amount. The parties hereto hereby agree that Landec and New Apio shall have a right of set-off against any elements of the Purchase Price (including the Escrow Consideration) which are unpaid in order to satisfy (I) indemnification obligations of the Partners which are either unsatisfied as of the date the right to such payments are earned, or are owed as a result of an increase in the limits on indemnification contained herein resulting from an increase in the Total Amount, or (II) payment obligations of Landec, New Apio and the Target Companies to the Partners.

                           (iv) ENVIRONMENTAL MATTERS. In addition to the other
provisions of this Section 10.2, in the event that any breach of the representations and warranties contained in Section 4.21 (Environmental Matters) to which Landec or New Apio is entitled to indemnification is initially discovered as a result of an action undertaken by Landec or New Apio which is not (i) required by any applicable Environmental Laws or any governmental agency or authority or any court, or any order, decree or directive of any of the same, or (ii) associated with any due diligence conducted in connection with any financing or acquisition sought by Landec or New Apio with respect to the operations of the Business or the Properties, the Partners shall only be obligated to pay eighty (80%) percent of all Damages associated with such breach.

         10.3 ESCROW PERIOD. Subject to the following requirements, (a) the Escrow Shares of the Primary Partners (the "PRIMARY ESCROW SHARES") shall be retained by the Escrow Agent for a period of one (1) year from the Closing (the "PRIMARY ESCROW TERMINATION DATE") and (b) the Escrow Shares held by the Other Partners (the "SECONDARY ESCROW SHARES") shall be retained by the Escrow Agent for a period of three (3) years from the Closing (the "SECONDARY ESCROW TERMINATION DATE"). Upon the Primary Escrow Termination Date, subject to the terms and conditions of the Escrow Agreement, the Escrow Agent shall deliver to the Primary Partners all of their remaining Primary Escrow Shares PROVIDED, HOWEVER, that the number of Primary Escrow Shares, which, in the reasonable judgment of Landec and New Apio, subject to the subsequent arbitration of the claim in the manner provided in the Escrow Agreement, is necessary to satisfy any outstanding or pending claims shall remain subject to the Escrow Agreement. Upon the Secondary Escrow Termination Date, subject to the terms and conditions of the Escrow Agreement, the Escrow Agent shall deliver to the Other Partners all of their remaining Secondary Escrow Shares; PROVIDED, HOWEVER, that the number of Secondary Escrow Shares which, in the reasonable judgment of Landec and New Apio, subject to the subsequent arbitration of the claim in the manner provided in the Escrow Agreement, is necessary to satisfy any outstanding or pending claims shall remain subject to the Escrow Agreement.

         10.4 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Person with respect to the Primary Partners pursuant to this Section 10 during the period prior to the Primary Escrow Termination Date shall be made in accordance with the provisions of the Escrow Agreement. After the Primary Escrow Termination Date, the parties shall resolve any disputes with respect to the Primary Partners in accordance with the arbitration provisions of Section
13.2 hereof. All claims for indemnification by any Indemnified Person with respect to the Other Partners pursuant to this Section 10 during the period prior to the Secondary Escrow Termination Date shall be made in accordance with the provisions of the Escrow Agreement.

         10.5 NOTICE OF CLAIM. If any action or proceeding is commenced, or if any claim, demand or assessment is asserted, in respect of which any Indemnified Person proposes to hold any other party liable under Section 10.2 (a) or (b) of this Agreement, such Indemnifying Person shall have no liability therefor if the Indemnified Person shall not have notified the Indemnifying Person of such action, proceeding, claim demand or assessment within ninety (90) days after the Indemnified Person acquires knowledge thereof to the extent that the Indemnifying Person establishes that it has been prejudiced by such delay. Without limiting the liability set forth above, (i) the Indemnifying Person may control the defense of any such action, proceeding, claim, demand or assessment at their sole cost with counsel of their own choosing (reasonably satisfactory to the Indemnified Person) and (ii) neither any of the Indemnified Persons nor their successors or assigns shall admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of such Indemnifying Persons so long as the Indemnifying Persons are defending the same in good faith, and each Indemnified Person (and its successors and assigns) shall cooperate with such Indemnifying Persons in the defense thereof and shall accept any settlement thereof recommended by a majority in interest of the Indemnifying Persons so long as (a) the amount of such settlement is paid in its entirety by such Indemnifying Persons, (b) injunctive or other equitable relief would not be imposed upon the Indemnified Person and (c) such settlement would not lead to liability or create financial or other obligation on the part of the Indemnified Person for which the Indemnified Person is not entitled to be indemnified.

11.      LANDEC STOCK.

         11.1 REGISTRATION REQUIREMENTS.

                  (a) SHELF REGISTRATION. Landec shall use reasonable commercial efforts to prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the SEC) under the Securities Act covering 833,333 shares of the Landec Common Stock (the "REGISTRABLE SECURITIES") issued as part of the Merger Consideration (including any amendment thereto, the "SHELF REGISTRATION") not later than sixty (60) days after the Closing (the "FILING DATE"). The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Landec Common Stock for resale by the Partners from time to time. Each Partner agrees to furnish promptly to Landec in writing all information required from time to time to be disclosed in order to make the information previously furnished to Landec by such holder not misleading.

                  (b) EFFECTIVENESS. Landec shall use reasonable commercial efforts to cause the Shelf Registration to become effective under the Securities Act not later than 120 days after the Closing (the "EFFECTIVE DATE"). Subject to the requirements of the Securities Act including, without limitation, requirements relating to updating through post-effective amendments, prospectus supplements or otherwise, Landec shall use its reasonable commercial efforts to keep the Shelf Registration continuously effective and in compliance with the Securities Act until the earlier of (i) the date one (1) year following the Effective Date, or (ii) such date as all of the Registrable Securities have been resold; provided, however, that in the event of a Suspension Period, as set forth in Section 11.1(c) hereof, Landec shall extend the period of effectiveness of such Shelf Registration by the number of days of each such Suspension Period. Landec shall use reasonable commercial efforts to take such actions under the laws of various states as may be required, from time to time during the effectiveness of the Shelf Registration (and subject to Partners' compliance with their obligations hereunder), to cause the resale of the Registrable Securities pursuant to the Shelf Registration to be lawful. Landec will use its reasonable commercial efforts to cause, as of the Effective Date, all the Registrable Securities to be listed for quotation on the Nasdaq NMS.

                  (c) SUSPENSION PERIODS. Following the effectiveness of the Shelf Registration filed pursuant to this Section, Landec may, at any time, suspend the effectiveness of such Shelf Registration for up to thirty (30) days, as appropriate (a "SUSPENSION PERIOD"), by giving notice to each Partner, if Landec shall have determined, through action by its Board of Directors and confirmed by its securities counsel, that Landec may be required to disclose any material corporate development, which disclosure, in the judgment of Landec's Board of Directors, could reasonably be expected to have a material adverse effect on Landec; and at least two (2) business days prior to implementing any such Suspension Period, Landec shall deliver to each Partner a certificate to that effect. Notwithstanding the foregoing, no more than two (2) Suspension Periods may occur in any calendar year. The period of any such suspension of the registration statement shall be added to the period of time Landec agrees to keep the Shelf Registration effective as provided in Section 11.1(b). Landec shall use its reasonable commercial efforts to limit the duration and number of any Suspension Periods, including, without limitation, preparing and filing with the SEC post-effective amendments to the Shelf Registration and/or prospectus supplements to the prospectus included in the Shelf Registration. Each Partner agrees that, upon receipt of notice from Landec of a Suspension Period in accordance with the provisions of this Section 11.1(c), such Partner shall forthwith discontinue disposition of shares covered by such registration statement or prospectus in accordance with the provisions of this Section 11.1(c) until such Partner (i) is advised in writing by Landec that the applicable Suspension Period has been terminated and the use of the prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus which Landec shall use commercially reasonable efforts to distribute as soon as is practicable. Each Partner shall treat any information relating to a Suspension Period, including its receipt of notice of a Suspension Period, as confidential information of Landec, and shall not use or disclose any such information except with the prior written consent of Landec.

                  (d) REGISTRATION EXPENSES. Landec shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each Partner shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Landec Common Stock resold by such Partner. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by Landec in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses in connection with listing the Landec Common Stock for quotation on Nasdaq NMS, fees and disbursements of counsel for and the independent auditors of Landec, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean selling commissions, underwriting fees and stock transfer taxes applicable to the Landec Common Stock and all fees and disbursements of counsel for any Partner.

                  (e) NOTIFICATION. In addition to Landec's other obligations under this Section 11.1, in connection with the registration of the Landec Common Stock on the Shelf Registration, Landec shall:

                           (i) As promptly as practicable after becoming aware
of such event, notify each Partner of the occurrence of any event, as a result of which the prospectus included in the Shelf Registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Shelf Registration and supplement to the prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Partner as such Partner may reasonably request; and

                           (ii) As promptly as practicable after becoming aware
of such event, notify each Partner who holds Landec Common Stock being sold of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Shelf Registration at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension; and

                           (iii) With a view to making available to the Partners
the benefits of Rule 144 under the Securities Act ("RULE 144") and any other rule or regulation of the SEC that may at any time permit a Partner to sell Landec Common Stock to the public without registration or pursuant to registration, Landec covenants and agrees to use its reasonable commercial efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the date that is one (1) year from the date of the Closing or (B) such date as all of the Landec Common Stock shall have been resold; and (ii) file with the SEC in a timely manner all reports and other documents required of Landec under the Exchange Act.

                  (f) INDEMNIFICATION AND CONTRIBUTION.

                           (i) Landec agrees to indemnify and hold harmless each
Partner from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Partner (including for such purpose its officers, directors, partners, attorneys and agents) may become subject (under the Securities Act or otherwise) to the extent such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Shelf Registration or the prospectus (including any supplement) contained therein or arise out of, or are based upon, the omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made in the case of the prospectus), not misleading, or to the extent arising out of any failure by Landec to fulfill any undertaking included in the Shelf Registration, and Landec will, on a quarterly basis, reimburse such Partner for any legal or other expenses reasonably incurred in investigating or defending any such action, proceeding or claim; provided, however, that Landec shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (a) an untrue statement made in such Shelf Registration in reliance upon and in conformity with information furnished to Landec by or on behalf of such Partner, (b) the failure of such Partner to comply with the covenants and agreements contained in this Agreement, or (c) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Partner prior to the pertinent sale or sales by the Partner.

                           (ii) Each Partner, severally and not jointly, agrees
to indemnify and hold harmless Landec (including for such purpose its officers, directors, partners, attorneys and agents) from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which Landec may become subject (under the Securities Act or otherwise) to the extent such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration or the prospectus (including any supplement) contained therein or to the extent arising out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made in the case of the prospectus), not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Landec by or on behalf of such Partner specifically for use in preparation of the Shelf Registration.

                           (iii) Promptly after receipt by any indemnified
person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this
Section 11.1(f), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action (but the omission to so notify the indemnifying party shall not relieve it from any liability that it otherwise may have to the indemnified party, except to the extent that the indemnifying party is materially prejudiced by reason of such failure), and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, the indemnifying party may assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. If the indemnifying party shall assume the defense of any such claim, it shall not, without prior written consent of the indemnified party (which consent shall not unreasonably be withheld), settle or compromise any such claim or consent to the entry of any judgment that does not include an unconditional release of the indemnified party from all liabilities with respect to such claim or judgment. Further, no indemnifying party shall have any obligation with respect to any settlement entered into by an indemnified party without the prior written approval of this indemnifying party.

                           (iv) If the indemnification provided for in this
Section 11.1(f) is unavailable to or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Landec on the one hand and the Partners on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Landec on the one hand or a Partner on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Landec and the Partners agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation (even if the Partners were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing, (A) no Partner shall be required to contribute any amount in excess of the net proceeds to it of the Registrable Securities sold to pursuant to the Shelf Registration and (B) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Partners' obligations in this subsection (iv) to contribute are several in proportion to their respective sales of Landec Common Stock to which such loss relates and not joint.

12.      TERMINATION.

         12.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

                  (a) By written consent of New Apio and all of the Target Companies and Partners;

                  (b) By New Apio, if any of the Target Companies goes into liquidation, has an application or order made for its winding up or dissolution, has a resolution passed or steps taken to pass a resolution for its winding up or dissolution, becomes unable to pay its debts as and when they fall due, or has a receiver, receiver and manager, administrator, liquidator, provisional liquidator, official manager or administrator appointed to it or any of its assets;

                  (c) By any Target Company, if Landec or New Apio goes into liquidation, has an application or order made for its winding up or dissolution, has a resolution passed or steps taken to pass a resolution for its winding up or dissolution, becomes unable to pay its debts as and when they fall due, or has a receiver, receiver and manager, administrator, liquidator, provisional liquidator, official manager or administrator appointed to it or any of its assets;

                  (d) By any party if any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement which order, decree or ruling has not been removed before February 28, 2000;

                  (e) By any party if the Closing has not occurred on or before February 28, 2000.

         12.2 PROCEDURE FOR TERMINATION. In the event of termination of this Agreement by any or all of the parties pursuant to Section 12.1, written notice shall be given to each other party specifying the provision of Section 12.1, pursuant to which such termination is made.

         12.3 FEES AND EXPENSES. Subject to the provisions of Section 12.4 below, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense. If the Closing occurs, the Target Companies shall not be liable for any such fees, expenses, disbursements paid or accrued by, or charged to, the Target Companies or the Partners to the extent not paid prior to the Closing or not included in the Closing Balance Sheet.

13.      MISCELLANEOUS.

         13.1 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived with the written consent of Landec, New Apio and the Target Companies' Representative or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 13.1 shall be binding upon the parties and their respective successors and assigns.

         13.2 ARBITRATION. Any and all disputes between the parties arising under this Agreement shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association as in effect at the time of any such dispute, and the award of the arbitrator shall be final and binding on the parties. The arbitration shall be conducted in San Jose, California before a single arbitrator. Any award of the arbitrator may be enforced in any court of competent jurisdiction. The prevailing party in any such arbitration proceeding shall be entitled to recover their attorneys' fees, all reasonable out-of-pocket expenses and disbursements, and any and all charges which maybe made for the cost of the arbitration and the fees of the arbitrator.

         13.3 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         13.4 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

         13.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         13.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         13.7 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice, and (a) if to Landec or New Apio, with a copy to Orrick, Herrington & Sutcliffe LLP, Menlo Park, CA 94025, Attention: Geoffrey P. Leonard (facsimile:
(650) 614-7401) or (b) if to a Partner, with a copy to McCutchen, Doyle, Brown and Enersen, LLP, Three Embarcadero Center, San Francisco, CA 94111, Attention:
Henry Evans, Jr. (facsimile: (415) 393-2286).

         13.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

         13.9 ENTIRE AGREEMENT. This Agreement and the documents referred to herein are the product of all of the parties hereto, and constitute the entire agreement between such parties pertaining to the subject matter hereof and thereof, and merge all prior negotiations and drafts of the parties with regard to the transactions contemplated herein and therein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

         13.10 ADVICE OF LEGAL COUNSEL. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

         13.11 LANDEC PAYMENT OBLIGATIONS. Notwithstanding any provisions of this Agreement to the contrary, Landec agrees to be and hereby is jointly and severally liable for any payment due by New Apio to the Target Companies or the Partners hereunder.

              [The Remainder of this Page Intentionally Left Blank]

         This Agreement has been duly executed and delivered by the duly authorized officers of the Target Companies, the Partners, Landec and New Apio as of the date first above written.



LANDEC CORPORATION                          APIO, INC.


/s/ Gary T. Steele                          /s/ Tim Murphy
----------------------------------          -----------------------------------
Gary T. Steele, President & CEO             Tim Murphy, President


BUSH ACQUISITION CORPORATION                CAL EX TRADING COMPANY


/s/ Gary T. Steele                          /s/ Nicholas Tompkins
----------------------------------          -----------------------------------
Gary T. Steele, President and CEO           Nicholas Tompkins, President


                                            SOUTH COAST PAPER COMPANY,
                                            INC.



                                            /s/ Timothy Murphy
                                            -----------------------------------
                                            Timothy Murphy, President


                                            PACIFIC WEST PRODUCE
                                            MARKETING, INC.


                                            /s/ Nicholas Tompkins
                                            -----------------------------------
                                            Nicholas Tompkins, President


                                            APIO PRODUCE SALES


                                            /s/ Nicholas Tompkins
                                            -----------------------------------
                                            Nicholas Tompkins, General Partner

                                            THE PARTNERS:


                                            /s/ Nicholas Tompkins
                                            -----------------------------------
                                            Nicholas Tompkins


                                            /s/ Kathleen Tompkins
                                            -----------------------------------
                                            Kathleen Tompkins


                                            /s/ Timothy Murphy
                                            -----------------------------------
                                            Timothy Murphy


                                            /s/ Edward Silva, Jr.
                                            -----------------------------------
                                            Edward Silva, Jr.


                                            /s/ Larry Silva
                                            -----------------------------------
                                            Larry Silva


                                            /s/ John Maulhardt
                                            -----------------------------------
                                            John Maulhardt


                                            /s/ Roy Killgore
                                            -----------------------------------
                                            Roy Killgore


                                            EDWARD SILVA & SONS, INC.

                                            /s/ Edward Silva Jr.
                                            -----------------------------------
                                            Edward Silva Jr., President

                                            THE EDWARD W. SILVA JR.
                                            REVOCABLE TRUST DATED
                                            AUGUST 6, 1989

                                            /s/ Edward Silva Jr.
                                            -----------------------------------
                                            Edward Silva Jr., Trustee


                                            THE LARRY J. SILVA REVOCABLE
                                            TRUST DATED JULY 31, 1990

                                            /s/ Larry Silva
                                            -----------------------------------
                                            Larry Silva, Trustee


                                            SAN YSIDRO FARMS

                                            /s/ John Maulhardt
                                            -----------------------------------
                                            John Maulhardt, General Partner